As filed with the Securities and Exchange Commission on July 7 , 2011
Registration No.  333-175119

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SINGLE TOUCH SYSTEMS INC.
(Exact name of Registrant as specified in its charter)

Delaware	7389	13-4122844
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2235 Encinitas Boulevard, Suite 210
Encinitas, California 92024
(760) 438-0100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James L. Orsini
Chief Executive Officer
Single Touch Systems Inc.
2235 Encinitas Boulevard, Suite 210
Encinitas, California 92024
(760) 438-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Hayden Trubitt, Esq.
Stradling Yocca Carlson & Rauth
4365 Executive Drive, Suite 1500
San Diego, California 92121
(858) 926-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	10,910,841	$0.425	$4,637,108	$538.37 *
Common Stock, $0.001 par value per share	1,269,801	$0.505	$641,250	$74.45
Total	12,180,642	n/a	$5,278,358	$612.82

(1)
In accordance with Rule 416 under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices as reported on the OTC Bulletin Board on June 20, 2011 (with respect to the 10,910,841 shares listed in the registration statement as initially filed) and on June 30, 2011 (with respect to the 1,269,801 shares added by Pre-Effective Amendment No. 1).

*	Previously paid ($74.45 is being paid with Pre-Effective Amendment No. 1).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 7 , 2011

PROSPECTUS

SINGLE TOUCH SYSTEMS INC.

12,180,642 Shares
Common Stock
(8,407,007 Currently-Outstanding Shares of Common Stock and 3,773,635 Shares of Common Stock Underlying Warrants)

This prospectus relates to an aggregate of up to 12,180,642 shares of our common stock which may be resold from time to time by the selling stockholders identified in this prospectus. The selling stockholders may sell common stock from time to time in the open market (at the prevailing market price) or in negotiated transactions.   Of the 12,180,642 shares, 8,407,007 are currently outstanding and 3,773,635 underlie currently outstanding warrants.

Currently three registration statements covering the resale of a total of 22,713,761 shares of our common stock by various selling stockholders are effective.  12,180,642 shares of common stock are registered for resale under registration no. 333-175119, of which this prospectus is a part; 7,255,000 shares of common stock are registered for resale under registration no. 333-170593; and 3,278,119 shares of common stock are registered for resale under registration no. 333-172844.

You should read this prospectus and any prospectus supplement carefully before you invest. We will not receive any proceeds from the sale of the shares by any of the selling stockholders.

Our common stock is traded on the OTC Bulletin Board under the symbol “SITO”. On July 6 , 2011, the last reported closing sale price of our common stock was  $0.55 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 for certain risks you should consider before purchasing any shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2011

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of Single Touch Systems Inc. that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements.” These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “projects,” “future” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 2 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

 PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related hereto, before deciding to purchase shares of our common stock.

Single Touch Systems Inc. is an innovative mobile media solutions provider serving retailers, advertisers and brands.  Through patented technologies and a modular, adaptable platform, our multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers. Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate. Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call. Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Our business has focused on leveraging our solutions in the areas of messaging/notifications and Abbreviated Dial Codes.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. We are primarily a B2B player and/or white label service, and do not seek to have a consumer brand presence for our own name.

For a more complete description of our business, please see “Business,” beginning on page 10.

All of the shares covered by this prospectus are being offered for resale by the selling stockholders named in this prospectus. We will not receive any proceeds from any sale of the shares.

An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Corporate information

Our principal executive offices are located at 2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024 and our telephone number is (760) 438-0100. Our website is www.singletouch.net.

The contents of our website are not incorporated by reference into this prospectus.

Summary of the Offering

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Stockholders	12,180,642 shares

Use of proceeds
We will not receive any proceeds from the sale of common stock covered by this prospectus.  If the warrants overlying certain of such shares of common stock are exercised for cash, we would receive such exercise-price cash proceeds.

Risk Factors
An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholders in the manner described under “Plan of Distribution.”

OTC Bulletin Board Symbol	“SITO”

RISK FACTORS

Your investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS

We currently rely on brand owners, and especially Walmart, to use our programs to satisfy their communication needs and thereby to indirectly generate our revenues from wireless carriers. The loss of or a change in any of these significant relationships could materially reduce our revenues.

Both are present and our future depend heavily on our relationship with Walmart. We must retain our current business there and expand the relationship into augmented programs, both for its own sake and as a reference point for possible similar business with other retailers and brand owners. Our relationship with Walmart is subject to risk based on factors such as performance, reliability, pricing, competition, alternate technological solutions and changes in interpersonal relationships.

We currently rely on wireless carriers, and especially AT&T, to market and distribute our products and services and to generate our revenues. The loss of or a change in any of these significant carrier relationships could cause us to lose access to their subscribers and thus materially reduce our revenues.

Our future success is highly dependent upon maintaining successful relationships with wireless carriers. A significant portion of our revenue has always been derived from a very limited number of carriers, and currently over 90% of our revenues are paid to us through AT&T Services, Inc. We expect that we will continue to generate a substantial majority of our revenues through distribution relationships with a limited number of carriers for the foreseeable future. Our failure to maintain our relationships with these carriers would materially reduce our revenues and thus harm our business, operating results and financial condition.

Typically, carrier agreements have a term of one or two years with automatic renewal provisions upon expiration of the initial term, absent a contrary notice from either party. In addition, some carrier agreements, including our key agreement with AT&T Services, Inc., provide that the carrier can terminate the agreement early and, in some instances, at any time without cause, which could give them the ability to renegotiate economic or other terms. The agreements generally do not obligate the carriers to market or distribute any of our products or services. In many of these agreements, we warrant that our products do not violate community standards, do not contain libelous content, do not contain material defects or viruses, and do not violate third-party intellectual property rights and we indemnify the carrier for any breach of a third party’s intellectual property.

Many other factors outside our control could impair our ability to generate revenues through a given carrier, including the following:

●	the carrier’s preference for our competitors’ products and services rather than ours;

●	the carrier’s decision to discontinue the sale of some or all of our products and services;

●	the carrier’s decision to offer similar products and services to its subscribers without charge or at reduced prices;

●	the carrier’s decision to restrict or alter subscription or other terms for downloading our products and services;

●	a failure of the carrier’s merchandising, provisioning or billing systems;

●	the carrier’s decision to offer its own competing products and services;

●	the carrier’s decision to transition to different platforms and revenue models; and

●	consolidation among carriers.

If any of our carriers decides not to market or distribute our products and services or decides to terminate, not renew or modify the terms of its agreement with us or if there is consolidation among carriers generally, we may be unable to replace the affected agreement with acceptable alternatives, causing us to lose access to that carrier’s subscribers and the revenues they afford us, which could materially harm our business, operating results and financial condition.

We may be unable to develop and introduce in a timely way new products or services.

The planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.

We may need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.

We may need to raise additional capital in the future, which may not be available on reasonable terms or at all. The raising of additional capital may dilute our current stockholders’ ownership interests. Our present income from operations is insufficient to achieve our business plan. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	pursuing growth opportunities, including more rapid expansion;

●	acquiring complementary businesses;

●	making capital improvements to improve our infrastructure;

●	hiring qualified management and key employees;

●	developing new services, programming or products;

●	responding to competitive pressures;

●	complying with regulatory requirements such as licensing and registration; and

●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity backed securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect.

Furthermore, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our reported financial results.

We may not be able to effectively manage our growth.

Our strategy envisions growing our business. Even if we do grow, if we fail to effectively manage our growth our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

●	meet our capital needs;

●	expand our systems effectively or efficiently or in a timely manner;

●	allocate our human resources optimally; or

●	identify and hire qualified employees or retain valued employees.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

We are undergoing a management transition.

Until May 16, 2011, Anthony Macaluso served as our Chief Executive Officer, President and Chief Financial Officer.  On that date, James Orsini started his employment with us and took on those titles, with Anthony Macaluso remaining employed as our executive Chairman.  We intend to recruit and hire other senior executives, e.g., a permanent Chief Financial Officer.  In connection with the hire of Mr. Orsini, we expect to soon move our executive headquarters from Encinitas, California, to Jersey City, New Jersey.  Such a management transition subjects us to a number of risks, including risks pertaining to coordination of responsibilities and tasks, creation of new management systems and processes, differences in management style, effects on corporate culture, and the need for transfer of historical knowledge.

Our management ranks are thin, and losing or failing to add key personnel could affect our ability to successfully grow our business.

Our future performance depends substantially on the continued service of our senior management and other key personnel, including personnel which we need to hire. In particular, our success depends upon the continued efforts of our management personnel, Anthony Macaluso, our Chairman, and James Orsini, our President and Chief Executive Officer, and other members of the senior management team. We need to identify and hire additional senior managers to perform key tasks and roles.

Our inability to adequately protect or monetize our proprietary technology could adversely affect our business.

Our proprietary technology is one of the keys to our performance and ability to remain competitive. We rely on a combination of patent, copyright and trade secret laws to establish and protect our proprietary rights. We also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

We rely on copyright laws and/or trade secret laws to protect the source code for our proprietary software. We generally enter into agreements with our employees and consultants and limit access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our proprietary information may not prevent misappropriation of our technology, and the agreements we enter into for that purpose might not be enforceable. A third party might obtain and use our software or other proprietary information without authorization or develop similar software independently. It is difficult for us to police the unauthorized use of our technology, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other transmitted data. The laws of other countries may not provide us with adequate or effective protection of our intellectual property.

In fact, we believe competitors are violating some of our patents. We believe this is damaging our business. Although we have engaged a law firm to undertake legal actions to enjoin violations of our patent rights and/or compel compensation for use of those rights, there is no assurance of success and, even in the event of success, we will incur legal fees and expenses.

Competitors might be able to work around our patents and our other intellectual property.

Applicable rules, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may be burdensome to us and/or make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for our effective management because of the rules and regulations that govern publicly held companies. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by national securities exchanges. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these recent changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock on any national securities exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

We are subject to competition.

We have many actual and potential competitors, almost all of whom have more financial, personnel, intellectual property and/or reputational resources than we do. If we and our business do not grow larger, we will not be able to enjoy the economies of scale that many of our competitors do.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We will be assessing our internal controls to identify areas that need improvement. Failure to implement any required changes to our internal controls or any others that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

Also, and in any event, Sarbanes-Oxley Act requirements regarding internal control over financial reporting are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies.

RISKS RELATED TO OUR INDUSTRY

If wireless subscribers do not continue to use their mobile handsets to access mobile content and other applications, our business growth and future revenues may be adversely affected.

We operate in a developing industry. Our success depends on growth in the number of wireless subscribers who use their handsets to receive information and access data services and, in particular, applications of the type we develop and distribute. New or different mobile applications developed by our current or future competitors may be preferred by subscribers to our offerings. In addition, other mobile platforms may become widespread, and end users may choose to switch to these platforms. If the market for our products and services does not continue to grow or we are unable to acquire new end users, our business growth and future revenues could be adversely affected.

System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.

Mobile content delivery relies on wireless carrier networks to deliver products and services to end users. In certain circumstances, mobile content distributors may also rely on their own servers to deliver products on demand to end users through their carriers’ networks. In addition, certain products require access over the mobile Internet to our servers in order to enable certain features. Any failure of, or technical problem with, carriers’, third parties’ or billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fails or if there is an interruption in the supply of power, an earthquake, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, other third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.

Our business depends on the growth and maintenance of wireless communications infrastructure.

Our success will depend on the continued growth and maintenance of wireless communications infrastructure in the United States and internationally. This includes deployment and maintenance of reliable next-generation digital networks with the speed, data capacity and security necessary to provide reliable wireless communications services. We have no control over this. Wireless communications infrastructure may be unable to support the demands placed on it if the number of subscribers continues to increase, or if existing or future subscribers increase their bandwidth requirements. Wireless communications have experienced a variety of outages and other delays as a result of infrastructure and equipment failures, and could face outages and delays in the future. These outages and delays could reduce the level of wireless communications usage as well as our ability to distribute our products and services successfully. In addition, changes by a wireless carrier to network infrastructure may interfere with downloads and may cause end users to lose functionality. This could harm our business, operating results and financial condition.

Actual or perceived security vulnerabilities in mobile handsets or wireless networks could adversely affect our revenues.

Maintaining the security of mobile handsets and wireless networks is critical for our business. There are individuals and groups who develop and deploy viruses, worms and other illicit code or malicious software programs that may attack wireless networks and handsets. Security experts have identified computer “worm” programs that target handsets running on certain operating systems. Although these worms have not been widely released and do not present an immediate risk to our business, we believe future threats could lead some end users to seek to reduce or delay future purchases of our products or reduce or delay the use of their handsets, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. Wireless carriers and handset manufacturers may also increase their expenditures on protecting their wireless networks and mobile phone products from attack, which could delay adoption of new handset models. Any of these activities could adversely affect our revenues and this could harm our business, operating results and financial condition.

It is possible that laws and regulations may be adopted in the United States and elsewhere that could restrict the media and wireless communications industries, including laws and regulations regarding customer privacy, taxation, content suitability, copyright, distribution and antitrust. Such news laws and regulations, if any, might be adverse to our business interest. Furthermore, the growth and development of the market for electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies such as ours conducting business through wireless carriers. We anticipate that regulation of our industry will increase and that we will be required to devote legal and other resources to address this regulation. Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding the media and wireless communications industries may lessen the growth of wireless communications services and may materially reduce our ability to increase or maintain sales of our products and services.

We may experience unexpected expenses or delays in service enhancements if we are unable to license third-party technology on commercially reasonable terms.

We rely on technology that we license from third parties, and may find a need to license additional technology in the future. These third-party technology licenses might not continue to be available to us on commercially reasonable terms or at all. If we are unable to obtain or maintain these licenses on favorable terms, or at all, we could experience delays in completing and developing our products and services.

RISKS RELATED TO OUR COMMON STOCK

Our common stock is not traded on any national securities exchange.

Our common stock is currently quoted on the OTC Bulletin Board and is not heavily traded, which may increase price quotation volatility and could limit the liquidity of the common stock, all of which may adversely affect the market price of the common stock and our ability to raise additional capital.

Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices.

The average daily trading volume in our common stock for the twelve-month period ended September 30, 2010 was approximately 75,000 shares. If limited trading in our stock continues, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices.

Applicable SEC rules and investor practices governing the trading of “penny stocks” may limit the trading and liquidity of the common stock which may affect the trading price of the common stock.

Our common stock is currently quoted on the OTC Bulletin Board, and trades below $5.00 per share; therefore, the common stock may be considered a “penny stock” and potentially subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, before any transaction involving a penny stock, of a disclosure explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction before sale. In addition, margin regulations prevent low-priced stocks such as ours from being used as collateral for brokers’ margin loans to investors. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in our common stock.  In addition, many institutional investors, as a matter of policy, do not invest in stocks which are not traded on a national securities exchange and/or which trade for less than $5.00 per share (or some lower price point).

The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock has been and is likely to continue to be volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results and prospects;

●	announcements of technological innovations by us or our competitors;

●	announcements by us or our competitors of significant brand owner engagements, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	introduction of new services by us or our competitors;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of these companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not expect any cash dividends to be paid on our common stock in the foreseeable future.

We have never declared or paid a cash dividend on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Consequently, stockholders’ only opportunity to achieve a return on your investment is if the price of our common stock appreciates and they sell their shares at a profit. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on its market price.

Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

We have aggressively issued common stock and other equity-based securities in support of our business objectives and initiatives. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 205,000,000 shares of capital stock consisting of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock with preferences and rights to be determined by our Board of Directors. As of March 31, 2011, there were 128,222,670 shares of common stock outstanding, 18,330,000 shares of common stock issuable upon exercise of outstanding stock options and 39,104,880 shares of common stock issuable upon exercise or conversion of outstanding warrants and convertible notes. (In addition, in May and June 2011 we granted 9,750,000 stock options to executives and 750,000 stock options to a service provider .)  The holders of such options, warrants, and convertible securities can be expected to exercise (convert) them at a time when our common stock is trading at a price higher than the exercise (conversion) price of these outstanding options, warrants, and convertible securities. If these options or warrants to purchase our common stock are exercised, convertible debt is converted or other equity interests are granted under our 2008, 2009 or 2010 stock plans, or under other plans or agreements adopted in the future, such equity interests will have a dilutive effect on your ownership of common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Such securities may be issued at below-market prices or, in any event, prices that are significantly lower than the price at which you may have paid for your shares. The future issuance of any such securities may create downward pressure on the trading price of our common stock.

We are controlled by our executive Chairman/major stockholder Anthony Macaluso.

Anthony Macaluso, our executive Chairman, beneficially owns approximately 30% of our outstanding common stock, on a Rule 13d-3 basis. Such concentrated control of the Company may adversely affect the price of our common stock. Because of his high percentage of beneficial ownership, and his positions as an officer and director, Mr. Macaluso may be able to control matters requiring the vote of stockholders, including the election of our board of directors and certain other significant corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our other stockholders and us. This control could adversely affect the voting and other rights of our stockholders and could depress the market price of our common stock. If you acquire common stock, you may have no effective voice in the management of the Company.

Our income statements are heavily influenced by non-cash charges, which may negatively influence investors’ view of us.

Investors like companies which report income statement profits (or relatively small net losses), and do not like companies which report large losses on their income statements. In recent years our income statements’ reported losses have been increased by large non-cash charges such as those for non-employee stock-based compensation, employee stock-based compensation, net loss on settlement of indebtedness (with below-market stock issuances), and changes in the fair value of derivative liability. This could make it more difficult for some investors to easily understand our operations and the situation of our business, especially if they prefer to use traditional stock valuation metrics and multiples; and it could cause some investors to disregard us or to view us negatively. This could affect the demand for our stock, and adversely affect our stock price. It is possible that we will take actions which result in such charges on our future statements of income; but whether or not we do, the past instances of charges will continue to be reflected in the current-period-versus-past-period comparisons which are used in our SEC reports and by investors and analysts.

Even though we are not a California corporation, our common stock could still be subject to a number of key provisions of the California General Corporation Law.

Under Section 2115 of the California General Corporation Law, or CGCL, non-listed corporations not organized under California law may still be subject to a number of key provisions of the CGCL. This determination is based on whether the corporation has specific significant business contacts with California and if more than 50% of its voting securities are held of record by persons having addresses in California. In the immediate future, arguably a majority of the business operations, revenue and payroll will be conducted in, derived from, and paid to residents of California. Therefore, we could be subject to certain provisions of the CGCL. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ rights, and inspection of corporate records.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” described below.  If the warrants overlying certain of such shares are exercised for cash, we would receive such exercise-price cash proceeds, which we would intend to use for general working capital purposes.

MARKET INFORMATION / PRICE RANGE OF COMMON STOCK / DIVIDENDS

Market Information

Our common stock has been quoted on the OTC Bulletin Board since June 20, 2002. From June 20, 2002 until May 14, 2008 our stock was quoted under the symbol “HSNI”. From May 15, 2008 to the present it has been quoted under the symbol “SITO”. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of our common stock. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
September 30, 2011 (to date)	$0.56	$0.54
June 30, 2011	0.75	0.45
March 31, 2011	0.83	0.49
December 31, 2010	1.05	0.73
September 30, 2010	1.48	0.65
June 30, 2010	1.52	0.48
March 31, 2010	0.84	0.45
December 31, 2009	0.76	0.65
September 30, 2009	0.55	0.52
June 30, 2009	1.05	1.05
March 31, 2009	2.35	2.20
December 31, 2008	3.50	3.00

The aggregate market value of shares of our common stock held on March 31, 2009 by persons who were not affiliates of us was $45,004,630. The aggregate market value of shares of our common stock held on March 31, 2010 by persons who were not affiliates of us was $22,411,148.

Holders

As of March 31, 2011, there were 275 record holders of our common stock. This does not include the beneficial owners of unexchanged stock certificates or the additional beneficial owners of our common stock who held their shares in street name as of that date.

Dividends

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future but rather intend to retain future earnings, if any, for reinvestment in our future business. Any future determination to pay cash dividends will be in compliance with our contractual obligations and otherwise at the discretion of the board of directors and based upon our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

BUSINESS

General

We were incorporated in Delaware on May 31, 2000, under our original name, Hosting Site Network, Inc. On May 12, 2008, we changed our name to Single Touch Systems Inc. In the periods before the acquisition described in the next sentence, we had no active business operations. On July 24, 2008, we acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”). Interactive was incorporated in Nevada on April 2, 2002.

We maintain a website located at http://www.singletouch.net, and electronic copies of our periodic and current reports, proxy statements for our annual stockholders’ meetings, and any amendments to those reports, are available, free of charge, under the “Company” link on our website as soon as practicable after such material is filed with, or furnished to, the SEC.

Single Touch Systems Inc. is an innovative mobile media solutions provider serving retailers, advertisers and brands.  Through patented technologies and a modular, adaptable platform, our multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers. Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate. Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call. Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. We are primarily a B2B player and/or white label service, and do not seek to have a consumer brand presence for our own name.

Background of Industry Growth and Potential

Cell phone penetration and usage are becoming almost ubiquitous, and business applications utilizing cell phones are growing rapidly.

AT&T Wireless and Verizon Wireless continue to be the dominant US wireless providers. (AT&T Wireless and Verizon Wireless had 90 million and 92 million subscribers, respectively, at June 30, 2010.1) For many consumers, cellular phones have already made the transition from a communication device to a media-consumption device. With continuing technological advancements, people are becoming more dependent on their cell phones and less dependent on landlines. The Centers for Disease Control and Prevention reported in May 2010 that, as of 2009, 25% of American households (and about half of Americans age 25-29) have cell phones but no landline.

Principal Products and Services

Messaging and Notifications – Our Short Message Service (SMS) gateway offers a hosted messaging platform to SMS-enable any application, website or system. We enable the immediate capability to deliver and receive messages to and from any application, via our messaging platform.

The foremost example of our solution running today is Walmart. Walmart pharmacy departments send individualized text messages through our gateway, to their customers letting them know when their prescriptions are ready for pickup. Potentially, we would be able to not only send customers a reminder but also let them know that a product is on sale, provide product information or product reviews, display inventory levels or enable a click-through connection to customer service.

Abbreviated Dial Codes – Abbreviated Dial Codes (ADCs) enable completion of a mobile call by pushing fewer digits than in a standard telephone number. (Think of dialing 411 for information.) We enable ADC programs for enterprises. Solutions such as #BET, #MTV and #WMT (for Walmart) are examples of such programs. ADCs are as easy as (indeed, even easier than) making a phone call, can be used on all mobile phones and enable everyone to have access to content, coupons, reviews, connections to customer service, etc. All of our ADCs begin with the # or * symbol. A combination such as ## or ** could also be utilized.

We own important patents for ADC or # programs, and are considering ways to protect and/or monetize our intellectual property rights in this area.

We also focus on messaging and notifications; in some cases these notifications are accessed by using an ADC.

Certain Agreements

Our business agreements consist primarily of customer agreements and carrier agreements. Customer agreements are typically agreements with companies which have sales relationships with the end users of the transacted media content or service application. These agreements typically involve a split of the fees received between the brand owner and us or a fixed fee per transaction. Carrier agreements are infrastructure in nature and establish the connection to the end user that enables us to deliver and collect payment for the transacted media content or service application. Carrier agreements typically involve a split of the fees received between the carrier and us.

1	Derived from their respective periodic SEC reports.

Our services agreement with AT&T Services, Inc., as amended, provides among other things that we shall provision, implement and maintain the ADC Registry Program to be licensed for use by AT&T for the purpose of marketing and promoting customer retail locations and other programs. AT&T may terminate the agreement at any time on upon proper written notice as provided in the agreement.

Research and Development

During the fiscal years ended September 30, 2010 and September 30, 2009 we spent $528,166 and $784,207, respectively, on software development which was capitalized. Software development costs amortized and charged to operations in fiscal 2010 and fiscal 2009 were $438,445 and $657,055, respectively. In addition, in fiscal 2010 we charged off $218,776 in development costs we deemed impaired, compared to $301,465 in 2009.

Our research and development activities relate primarily to general coding of software and product development. These activities consist of both new products and support or improvements to existing products. Certain of our research and development resources are dedicated to improving our ADC programs while others are dedicated to refining our mobile notification and couponing products.

We believe that we may need to increase our current level of dedicated research and development resources by adding both hardware and engineers.

Government Regulation

We provide value added and enabling platforms for carrier based distribution of various software and media content, as well as notifications and other communications. Applicable regulations are primarily under the Federal Communications Commission and related to the operations policies and procedures of the wireless communications carriers. The wireless carriers are primarily responsible for regulatory compliance. Given the growing and dynamic evolution of digital wireless products that can be offered to consumers over a wireless communication network, regulators could impose rules, requirements and standards of conduct on third party content and infrastructure providers such as us. We are not currently aware of any pending regulations that would materially impact our operations.

Employees

We currently have 16 full time and no part-time employees including our chairman, our chief executive officer, 9 persons serving as programmers and technical staff operators, 3 persons in sales and marketing, 1 person in accounting and 1 administrative assistant. We expect to increase our future employee levels on an as needed basis in connection with our expected growth.

Properties

Our executive offices are located at 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024. We have a month-to-month renewal lease for this space, beginning August 1, 2010, at a rate of $8,000 per month. The facilities comprise approximately 5000 square feet consisting entirely of administrative and software development office space.

Our servers are housed at CoreSite, 900 N. Alameda Street, Los Angeles, CA 90012. We lease the servers, certain other equipment, fixtures and furniture, an analytics platform and other software, and certain service accounts, for $7,500 per month. The lessor is Soapbox Media, Inc., which is majority-owned by Anthony Macaluso, our executive Chairman.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Prospectus. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors such as those in the Risk Factors section above. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Prospectus.

Overview

Single Touch Systems Inc. is an innovative mobile media solutions provider serving retailers, advertisers and brands.  Through patented technologies and a modular, adaptable platform, our multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty.

Our solution is designed to drive return on investment for high volume clients and/or customized branded advertisers.  Our platform and tools are designed to enable large brands or anyone with substantial reach to utilize the mobile device as a new means to communicate.  Communication might be in the form of a reminder message, a coupon, an advertisement or a voice call.  Regardless of the form, our platform can drive value and cost savings for companies large and small, and the ability to drive contextually relevant advertising messages to the right audience.

Our business has focused on leveraging our solution in the areas of messaging/notifications and Abbreviated Dial Codes.

Currently, over 90% of our revenues are paid to us through AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart.  We have seen continuing development of revenue beginning in the second quarter of our 2010 fiscal year from our Walmart related programs we had developed with Walmart and AT&T over the prior two year period.

These programs and related services continue to rollout nationwide and we have experienced continuing increase of activity in these programs that have caused our AT&T revenues to grow.   We have also noted a pattern of increasing messaging activity over time from locations who have implemented our programs, as locations and users get familiar with the available services offered.

In addition to the current programs, we have received approval to deploy advertisements with our notification messaging programs and are working towards implementation.  This development is significant in that our per message revenue increases significantly for each notification that includes an advertisement.  This additional revenue element subject to deployment is applicable to existing messaging.  Therefore, advertising deployment would benefit from existing traffic and continuing increases in notification messaging volume.  We see this as an important next step towards our roadmap of creating consumer and brand awareness and confidence on how to utilize our mobile media platform accessing mobile notifications, advertisements, coupons and commerce transactions all from the mobile phone.

We have a portfolio of intellectual property relevant to our industry related to mobile search, commerce, advertising and streaming media. We have engaged the notable law firm of McKool Smith to protect our patented technology against unauthorized users and infringers. McKool Smith is presently completing its evaluations of industry activities and is preparing to move forward against identified infringers.

Throughout our history our operations have been constrained by our ability to raise funds, and our liquidity has been an ongoing issue.  We have received debt and equity investments both from insiders and from private investors.  We have always had negative cash flows from operations and net operating losses, although the size of the net operating losses has been magnified by a variety of non-cash accounting charges.  As we expand operational activities, we may continue to experience operating losses and/or negative cash flows from operations and may be required to obtain additional financing to fund operations.

Our operating history makes predictions of future operating results difficult to ascertain. Our revenue development is recent and concentrated with a single customer. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in our stage of development. Such risks include, but are not limited to, an evolving business model and the management of growth.  To address these risks we must, among other things, diversify our customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

For several years before July 24, 2008, we existed as a “shell company” with nominal assets. On July 24, 2008, we acquired all of the shares of Single Touch Interactive, Inc. in exchange for our issuance of an aggregate of 42,967,554 shares of our common stock; in addition, we assumed the obligation to issue up to 48,027,433 common shares issuable upon exercise or conversion of warrants and convertible notes which had been issued by Single Touch Interactive, Inc. The transaction was accounted for as a reverse merger (recapitalization) with Single Touch Interactive, Inc. deemed to be the accounting acquirer, and Single Touch Systems Inc. the legal acquirer.

Results of Operations

Six-Months Ended March 31, 2011 and March 31, 2010

We reported a net loss of $5,331,111 for the six-months ended March 31, 2011 compared to a net loss of $2,071,276 for the six-month period ending March 31, 2010.  The indicated net losses included stock based compensation in 2011 and 2010 of $3,603,708 and $1,152,625, respectively. Stock based compensation was a substantial component of the net loss of each of the comparative periods, exceeding the sum of all other components of our losses in each of the comparative periods.

Our revenues for the six month period ended March 31, 2011 were $2,045,433 compared to $134,095 in the same six month period in the prior year. The majority of our income in the 2011 six month period was through our contract with AT&T Services, Inc., and currently the bulk of that revenue comes from notifications sent on behalf of Walmart. The revenue increase was related to AT&T programs for Walmart that had not been implemented in that prior comparative period.

Net revenues for the six months ended March 31, 2011, after deducting royalties and application costs of $959,355, is $1,086,078. For the six months ended March 31, 2010 our royalties and application costs of $281,653 exceeded our revenue by $147,558. Our loss from operations for the six months ended March 31, 2011 was $4,652,954 compared to $2,960,351 for the same six month period in 2010.

Operating expenses for the six months in 2011 totaled $5,739,032 which consisted of research and development costs of $32,872, compensation expense of $4,321,237 (including the indicated stock based compensation of $3,603,708), depreciation and amortization expense of $294,580, and general and administrative expenses of $1,090,343.  Included in general and administrative expenses are consulting fees of $335,500, professional fees of $388,489, travel of $126,490, rent of $57,989, and $45,000 that we incurred on the lease of equipment. Operating expenses for the six months in 2010 totaled $2,812,793 which consisted of research and development costs of $47,405, stock based compensation to non-employees of $1,152,625, compensation expense of $690,492, depreciation and amortization expense of $265,733, and general and administrative expenses of $656,538.  Included in general and administrative expenses are consulting fees of $204,650, professional fees of $180,701, travel of $67,024, rent of $55,349, and $24,000 that we incurred on the lease of equipment and bad debt of $54,084.  Stock based compensation was responsible for the majority of the differential between the two comparative periods.

In the first six month period of  2011, we incurred a loss of $651,315 on the settlement of indebtedness, based on the value of shares which we issued to resolve a dispute with a note holder.  In the first six month period of  2010, our loss in this category was only $45,580.

Revenue Development

We have seen continuing development of revenue beginning in the second quarter of our 2010 fiscal year from our Walmart related programs developed with Walmart and AT&T. Currently, more than 90% of our revenues are generated with AT&T Services, Inc., from notifications sent on behalf of Walmart.

The wireless industry is dynamic with constant evolution in technological capabilities resulting in a continuous evolution of product services with varying lifecycles. We have functioned in this industry for many years as an innovator and pioneer of many products that have been implemented and phased out as the industry continues to evolve. Our results in prior periods were related to programs that were being or have now been phased out.

The three month period ended June 30, 2010 began the continuing roll outs of the AT&T programs for Walmart. We saw messaging activity related to those programs develop rapidly from nominal testing to several million messages in that period as an initial test rollout was implemented by Walmart to their retail locations.

During the three month period ended September 30, 2010 we saw dramatic increases in revenue over the prior period as a result of an over seven fold increase in messaging activity from an expanded roll out to many more retail locations. During the three month period ended December 31, 2010 we saw revenue increase to $1,011,738, exceeding the entire year revenue for wireless applications of $792,564 for the prior fiscal year ended September 30, 2010.

During the three month period ended March 31, 2011 we have experienced continuing double digit growth in the messaging activity; although the messaging growth rate is stabilizing as compared to the prior roll out periods.

During this entire three month period we have exceeded total monthly messaging volume thresholds for the top tier pricing. Pricing for messaging levels at this tier minimum and above are at a reduced per message rate. AT&T is also applying the top tier rate retroactively to the lower volume tiers as well.

Future additional messaging growth in the top tier volume thresholds will pace as increased revenue from our AT&T programs for Walmart.

Years Ended September 30, 2010 and September 30, 2009

During the fiscal year ending September 30, 2010, we had revenues of $0.8 million and experienced a net operating loss of $4.7 million and a net loss of $12.2 million.

During the fiscal year ending September 30, 2009, we had revenues of $0.8 million and experienced a net operating loss of $22.3 million and a net loss of $13.5 million.

The major difference in our net operating loss for the respective fiscal years was the $17.7 million decrease in our operating expenses to $5.5 million in fiscal 2010 as compared to $23.2 million in fiscal 2009. The decrease in operating expenses in 2010 over 2009 was primarily driven by a $11.5 million decrease in non-employee stock-based compensation ($1.2 million versus $12.7 million) and the decrease in impairment loss of $5.4 million ($0.2 million versus $5.6 million). Almost all the $12.7 million of non-employee stock-based compensation in fiscal 2009 is for non-cash amortization of the original valuation of compensatory warrants we issued in October 2008 to Peltz Capital Management, LLC. In addition, we decreased our employee salaries in 2010 as compared to 2009 by $0.4 million ($1.1 million versus $1.5 million).

Our net loss was $1.3 million lower in fiscal 2010 than in fiscal 2009 ($12.2 million versus $13.5 million). The difference is far less than the difference in the size of the two years’ net operating losses, because of two non-operating items. In fiscal 2010 we recognized a loss on the cancellation of debt totaling $2.8 million. Of the $2.8 million loss, $1.8 million was recognized on the issuance of 1.6 million shares of our common stock in cancellation of $1.1 million of notes payable, and $0.9 million was recognized through the issuance of 1 million shares of our common stock to a note holder in complete settlement of the debt due it. The losses were recognized because the fair market value of the shares we issued exceeded the total debt cancelled. The other non-operating item that affected our net loss was the change in the fair market value of our derivative liability relating to the Peltz warrants. The net change in value in 2010 compared to 2009 was a negative $13 million. The Company recognized a loss of $4 million on the net change in the fair value of the derivative liability during 2010 and recognized a net gain of $9 million on the net change in the fair value of the derivative liability in 2009. Our derivative liability pertains to our requirement to register the underlying shares associated with this warrant grant pursuant to ASC Topic 815-40, formerly EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” We value the warrant using the Black-Scholes option valuation model. When the price of our stock goes down, the value of our derivative liability goes down, decreasing net loss (although not affecting cash).

Also, our interest expense increased $0.3 million to $0.8 million in fiscal 2010. The major difference in interest expense pertained to the non-cash amortization of the beneficial conversion feature (“BCF”) inherent in $0.5 million of convertible debt we issued to non-affiliates in fiscal 2010; there was no BCF amortization in fiscal 2009. We also recognized a BCF relating to the convertible debt due to our President and a company affiliated with him, but we charge the amortization of that BCF to equity because the underlying debt is due to a related party.

Liquidity and Capital Resources

Six-Month Period Ended March 31, 2011

During the six-month period ending March 31, 2011 cash used in operating activities totaled $853,212; cash used in investing activities totaled $407,074 of which $292,219 comprised the capitalized internal costs of our software development. Cash used during the same six-month period for financing activities was $506,315 and included $320,000 prepaid on a related party debt and $175,000 was paid on our patent acquisition obligation.  We had an overall net decrease in cash for the period of $1,766,601; where the beginning balance for the period was $4,040,169, the cash balance at the end of the period was $2,273,568.

During the six-month period ending March 31, 2010 cash used in operating activities totaled $2,070,998; cash used in investing activities totaled $1,145,956, primarily for capitalized software development costs of $275,359 and for patent and patent application purchase costs of $830,597; cash provided by financing activities totaled $3,576,500  primarily from proceeds from the issuance of shares of our common stock and a convertible note. We had an overall net increase in cash for the 6 month period of $359,546; the beginning balance for the period was $259,558 and the cash balance at the end of the period was $619,104.

Year Ended September 30, 2010

At September 30, 2010, we had total assets of $6.5 million and total liabilities of $1 million; while at September 30, 2009, we had total assets of $2.4 million (although that included $1.1 million which was the unamortized portion of the fair value of the warrants issued in October 2008 to our special advisor that was classified to prepaid expense) and total liabilities of $11 million. The fair value of the warrant had been completely amortized by the end of fiscal 2010. Also, of our total liabilities at September 30, 2009 of $11 million, $4.7 million pertained to the derivative liability on the above indicated warrant.

Our cash balance increased by $3.8 million during the 12 months ended September 30, 2010.

From September 2009 through January 2010, we raised $1.8 million by issuing approximately 5.6 million shares of common stock and 6.25 million common stock warrants (exercisable for $1.00 or $1.50 per share cash) to Mike Robert.

In January 2010 we raised approximately $0.5 million by issuing approximately 1.5 million shares of common stock and approximately 0.5 million common stock warrants (exercisable for $1.50 per share cash) to Zanett Opportunity Fund Ltd. and its affiliates. We paid a $25,000 placement agent fee in connection therewith.

From January through May 2010, we raised approximately $3.6 million by issuing approximately 9.7 million shares of common stock to 38 accredited investors. We compensated our placement agent, Gar Wood Securities, LLC, and its affiliates, with approximately 0.1 million common stock warrants and approximately $0.1 million cash in connection therewith. (We also had issued 1.0 million common stock warrants to that firm in January 2010 upon the inception of our relationship with it.) In addition, we compensated our placement agent Financial West Investment Group, Inc., and its affiliates, with approximately 55,000 common stock warrants and approximately $29,000 cash in connection therewith.

Also, in July 2010, we raised $6.2 million by issuing approximately 8.2 million shares of common stock and approximately 2.1 million common stock warrants (exercisable for $1.00 per share cash until July 2013) to 27 accredited investors. The offering was structured as the sale of approximately 2.1 million detachable units (each consisting of four shares and one warrant) at $3.00 per unit. We compensated our placement agent in the offering, Gar Wood Securities, LLC, and its affiliates, with approximately 0.2 million of the common stock warrants and approximately $0.2 million cash.

We also resolved a significant amount of outstanding debt in and shortly before fiscal 2010.

In September 2009, an individual investor converted a $0.5 million convertible note, which we had issued to him in August 2009, into common shares at a rate of $0.95 per share.

In March 2010 we issued a $0.5 million convertible note and 1.0 million common stock warrants to Mike Robert in exchange for $0.5 million, but in August 2010 he converted the note into common shares at a rate of $0.37 per share.

In March and May 2010, we repaid the final $0.8 million (plus accrued interest) of our 2008 secured loan from Fort Ashford Funds, LLC. (In addition, we issued 1,000,000 shares of common stock to Fort Ashford Funds, LLC in September 2010 in connection with a settlement agreement.)

In June 2010, approximately $3.0 million of obligations owed to Anthony Macaluso, his affiliate, Activate, Inc., director James Cassina and others were converted into common shares. Also in June 2010, we modified approximately $0.8 million of indebtedness to Anthony Macaluso and his affiliate Activate, Inc. by extending its due date to June 27, 2011 at a reduced interest rate of 1% per annum, and with a conversion price of $0.37 per share.

Our only outstanding indebtedness at the end of the 2010 fiscal year was the approximately $0.8 million of indebtedness to Anthony Macaluso and his affiliate Activate, Inc., with a due date of June 27, 2011, an interest rate of 1% per annum, and a conversion price of $0.37 per share.

The future of our liquidity/capital resources position will hinge on how soon, if ever, our operations become profitable.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  We have identified the following accounting policies that we believe are key to an understanding of our financial statements.  These are important accounting policies that require management’s most difficult, subjective judgments.

Revenue Recognition

Under the terms of various service and licensing agreements, we receive a fee, net of revenue sharing and other costs, each time our application is utilized by the end user.  Revenue is recognized in the month the application is utilized.  We record our revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605-45, formerly EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Non-monetary Consideration Issued for Services

We value all services rendered in exchange for our common stock at the quoted price of the shares issued at date of issuance or at the fair value of the services rendered, whichever is more readily determinable.  All other services provided in exchange for other non-monetary consideration are valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readily determinable.

Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of ASC Topic 505-50, formerly EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, and formerly EITF 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.”  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.  In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  In accordance with ASC Topic 505, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes.  Accordingly, we record the fair value of nonforfeitable common stock issued for future consulting services as prepaid services in our consolidated balance sheet.

Conventional Convertible Debt

When the convertible feature of the conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to ASC Topic 470-20, formerly EITF Issue No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and formerly EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instrument(s).”  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  We amortize the discount to interest expense over the life of the debt using the effective interest method.

Software Development Costs

We account for our software development costs in accordance with ASC Topic 985-20, formerly Statement of Financial Accounting Standards No. 86, “Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed.” Under ASC Topic 985-20, we expense software development costs as incurred until we determine that the software is technologically feasible.  Once we determine that the software is technologically feasible, we amortize the costs capitalized over the expected useful life of the software, which is generally two years.

Goodwill and intangible assets

We account for goodwill and other intangible assets in accordance with the provisions of ASC 350, Intangibles, Goodwill and Other Assets. We are required to review goodwill at least annually for impairment or, more frequently if events and circumstances indicate goodwill might be impaired. We perform our annual review at the end of each fiscal year. We are required to recognize an impairment loss to the extent that our goodwill carrying amount exceeds fair value. Evaluating any impairment to goodwill involves significant management estimates.

Fair Value Measurement

We adopted ASC Topic 820-10, formerly Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”, at the beginning of fiscal year 2009 to measure the fair value of certain of our financial assets and liabilities required to be measured on a recurring basis.  The adoption of Topic 820-10 did not impact our consolidated financial position or results of operations.  Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under Topic 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.  We have no Level 1 assets or liabilities.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

We have no Level 2 assets.  Our Level 2 liabilities consist of our obligation on the acquisition of certain patents totaling $152,031 and our convertible debt to our president and a company wholly owned by him totaling $364,198. We determine the fair value of these obligations based on the effective yields and maturities of similar obligations.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  We have no Level 3 assets or liabilities.

Recent Accounting Pronouncements

In January 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2011-01 (ASU 2011-01) Receivables (Topic 310): “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings” in Update No. 2010-20.  ASU 2011-01 temporarily delays the effective date of the disclosures about troubled debt restructurings.  The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated.  Currently, the guidance is anticipated to be effective for interim and annual period ending after June 15, 2011.  We do not expect the provisions of ASU 2011-01 to have a material effect on our financial position, results of operations or cash flows.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to our financial statements.

MANAGEMENT

The following persons are our executive officers and directors, and hold the offices set forth opposite their names.

Name	Age	Position
Anthony Macaluso	48	Chairman
James Orsini	48	Chief Executive Officer, President, Chief Financial Officer and Director
Richard Siber	49	Director
James Darcey	42	Senior Vice President

Our Board of Directors consists of four members. None of our directors receive any cash remuneration for acting as such. Directors may, however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

No family relationships exist between any of our present directors and officers.

The following is a brief account of the business experience during the past five years of each of our directors and executive officers:

Anthony Macaluso became our President, Chief Executive Officer, Chairman, and principal shareholder upon the closing of the acquisition of Single Touch Interactive, Inc. He founded Interactive in 2002 and from that time to May 2011, has had primary responsibilities for our operations and business.  On May 16, 2011, he stepped down as our Chief Executive Officer, President and Chief Financial Officer, but continued on as our executive Chairman.

James Orsini joined us on May 16, 2011, as our Chief Executive Officer, President and Chief Financial Officer, and as a Director.  From February 2006 to May 2011, Mr. Orsini served as Executive Vice President and Director of Finance and Operations at Saatchi & Saatchi New York, a marketing/advertising agency unit of Publicis Groupe S.A.  Mr. Orsini received a bachelor of science in business administration degree from Seton Hall University, magna cum laude, and is a certified public accountant.

Richard Siber became a director of ours upon the closing of the acquisition of Single Touch Interactive, Inc. in July 2008. Mr. Siber founded Siber Consulting LLC in July 2004 and presently serves as its Chief Executive Officer. Siber Consulting provides technical and marketing services to the wireless industry. From 1994 through June 30, 2008 Mr. Siber was a partner in the Communications & High Tech practice at Accenture, Ltd. where he helped manage Accenture’s worldwide wireless communications activities and was involved in all aspects of Accenture’s mobile and wireless practice, including its Service Delivery Platform. Throughout his career, Mr. Siber has provided a broad range of marketing, strategic and industry oriented consulting services to mobile operators, equipment vendors and content providers worldwide in the wireless industry. His experience has included all wireless industry licensed and unlicensed technologies including Cellular, PCS, LMR, Paging, Narrowband and Broadband Mobile Data, WiFi, Wireless PBX, Wireless Local Loop, and Satellite. Mr. Siber is a frequent industry speaker and has chaired, moderated or spoken at more than 250 wireless conferences and forums worldwide. Mr. Siber has a Bachelor of Arts degree from Boston University (1983) and a Masters of Business Administration degree from Boston College (1990).

James Darcey became our Senior Vice President of Carrier Relations following the closing of the acquisition of Single Touch Interactive, Inc. Mr. Darcey is primarily responsible for business development. Mr. Darcey has been with Single Touch since November 2003. Mr. Darcey graduated from the University of Arkansas at Little Rock with a bachelor’s degree in finance in 1991. He also received a master’s degree in business administration from the University of Arkansas at Fayetteville in 1994.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended September 30, 2010 to:

●	all individuals who served as our chief executive officer, chief financial officer or acted in a similar capacity for us at any time during the fiscal year ended September 30, 2010 and

●
all individuals who served as executive officers of ours at any time during the fiscal year ended September 30, 2010 and received annual compensation during the fiscal year ended September 30, 2010 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Anthony Macaluso	2010	275,000	0	0	3,140	278,140
Chief Executive and Financial Officer	2009	275,000	0	0	3,140	278,140
James S. Darcey	2010	180,000	0	0	12,560	192,560
Senior Vice President-Carrier Relations	2009	180,000	0	0	12,560	192,560

Employment Agreements and Benefits

As of September 30, 2010, none of our officers or employees had written employment agreements, and all of our officers and employees were employees at will. Other than health insurance, we do not currently provide any employee benefit or retirement programs. Our officers’ salaries are determined by the Board of Directors. Officers and employees may receive bonuses from time to time in the form of cash or equity at the sole discretion of the board of directors.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, as of September 30, 2010 we had no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with, the resignation, retirement or other termination of a named executive officer or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

In 2011, we entered into employment agreements with James Orsini and Anthony Macaluso.  See “Management--Employment/Severance/Change-in-Control Agreements.”

Equity Compensation

The following table reflects information for our executive officers named in the Summary Compensation Table, effective September 30, 2010. In each case, the indicated stock option was granted under the 2008 Stock Option Plan on July 28, 2008 and vested three years before the indicated expiration date.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price($)	Option expiration date
Anthony Macaluso	6,000,000 50,000 50,000	— — —	1.375 1.375 1.375	7/28/2011 7/28/2012 7/28/2013

James Darcey	200,000 200,000	— —	1.375 1.375	7/28/2012 7/28/2013

The following table reflects information for equity compensation plans and arrangements for any and all directors, officers, employees and/or consultants through September 30, 2010. Warrants initially granted by Interactive are excluded.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,675,000	$1.375	125,000
Equity compensation plans not approved by security holders	11,457,500	$0.080	1,417,500
Total	20,132,500	$0.649	1,542,500

In April 2008 our Board of Directors and stockholders adopted the 2008 Stock Option Plan (the “2008 Plan”) to provide participating employees, non-employee directors, consultants and advisors with an additional incentive to promote our success. The maximum number of shares of common stock which may be issued pursuant to options and awards granted under the 2008 Plan is 8,800,000.

The 2008 Plan is currently administered by our Board of Directors but may be subsequently administered by a compensation committee designated by our Board of Directors.

The 2008 Plan authorizes the grant to 2008 Plan participants of non-qualified stock options, incentive stock options, restricted stock awards, and stock appreciation rights. No option shall be exercisable more than 10 years after the date of grant. Upon separation from service, no further vesting of options can occur, and vested options will expire unless exercised within a year after separation. No option granted under the 2008 Plan is transferable by the individual or entity to whom it was granted otherwise than by will or laws of decent and distribution, and, during the lifetime of such individual, is not exercisable by any other person, but only by him.

In December 2009 our Board of Directors adopted the 2009 Employee and Consultant Stock Plan (“2009 Plan”) to provide common stock grants to selected employees, non-employee directors, consultants and advisors. The total number of shares subject to the 2009 Plan is 2,000,000.

The 2009 Plan is administered by our Board of Directors.

The 10,875,000 shares shown as underlying in the “Equity compensation plans not approved by security holders” row consist of shares underlying a warrant which we granted to Peltz Capital Management, LLC in October 2008 as compensation for consulting services; the warrant agreement was amended by a September 2010 settlement and release agreement, pursuant to which 7,000,000 warrants will be returned to us unless certain terms of the release and settlement agreement are violated.

A summary of recent overall activity in our stock option and compensatory warrants programs is as follows:

	Number of shares	Weighted average exercise price
Outstanding - September 30, 2007	4,750,000	$0.71
Granted	10,675,000	1.12
Exercised	—	—
Canceled	—	—
Outstanding - September 30, 2008	15,425,000	$0.99
Granted	11,000,000	0.08
Exercised	(40,000)	0.01
Canceled	—	—
Outstanding - September 30, 2009	26,385,000	$0.61
Granted	1,325,342	1.00
Exercised	(400,000)	(0.05)
Canceled	—	—
Outstanding - September 30, 2010	27,310,342	$0.64

Of these 27,310,342 options and compensatory warrants outstanding at September 30, 2010, all were exercisable on that date.

In December 2010 our Board of Directors adopted the 2010 Stock Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors. In June 2011, the Board increased the total number of shares subject to the 2010 Plan to 25,000,000. The 2010 Plan is administered by our Board of Directors.

In December 2010, pursuant to the 2010 Plan the Board granted 9,655,000 options to employees, outside directors and consultants at an exercise price of $0.90 per share expiring three years from the date of the grant.  See also the following subsection.

In May and June 2011, pursuant to the 2010 Plan, the Board granted 10,500,000 options, including 9,750,000 options to officers and directors.  See also the following subsection.

Employment / Severance / Change-in-Control Agreements

On March 10, 2011, we entered into an employment letter agreement with James Orsini, who began employment as our Chief Executive Officer, President and Chief Financial Officer on May 16, 2011.  The agreement (as amended on May 16, 2011) is for a three-year term, with successive two-year renewals unless either party elects against renewal.  Mr. Orsini is entitled to a $385,000 annual salary, subject to possible increases.  Mr. Orsini can also receive discretionary cash bonuses, and after three months of employment he is entitled to receive a $25,000 payment in respect of certain expenses.  In addition, the agreement called for us to grant to him (and we accordingly did grant to him) 4,500,000 stock options under our 2010 Stock Plan; with one-third (with an exercise price of $0.63 per share) vesting on the first anniversary of his employment start date, one-third (with an exercise price of $0.90 per share) vesting on the second anniversary of his employment start date, and one-third (with an exercise price of $0.90 per share) vesting on the third anniversary of his employment start date.  Vesting of his stock options shall accelerate if we experience a change in majority control.  Mr. Orsini agreed not to compete with us during his employment and for two years thereafter.

If we terminate Mr. Orsini’s employment without cause or for disability or if he resigns for good reason (as those terms are defined in the agreement), or if we elect not to enter into a renewal term of the employment letter agreement, he will receive one year of salary continuation and one year of COBRA premium payments.  In addition, if we terminate Mr. Orsini’s employment without cause or if he resigns for good reason, he would be entitled to exercise any of the 4,500,000 stock options which had vested as of the termination date, until three years after the termination date (or, if earlier, the expiration of the options).

If we experience a change in majority control (as defined in the agreement) during Mr. Orsini’s employment, all his unvested stock options would immediately vest.

On June 3, 2011, we entered into an employment letter agreement with Anthony Macaluso, as our executive Chairman, effective as of June 1, 2011.  The agreement is for a three-year term, with successive two-year renewals unless either party elects against renewal.  Mr. Macaluso is entitled to a $385,000 annual salary, subject to possible increases.  Mr. Macaluso can also receive discretionary cash bonuses.  We also agreed in the employment letter agreement to grant Mr. Macaluso certain stock options under our 2010 Stock Plan.

In full satisfaction of all obligations under the employment letter agreement to grant stock options to Mr. Macaluso, and after taking account of certain remissions, we granted Mr. Macaluso on June 1, 2011 a total of 4,500,000 stock options under our 2010 Stock Plan, with 1,500,000 of the options (at an exercise price of $0.65 per share) vesting on May 16, 2012, 1,500,000 of the options (at an exercise price of $0.90 per share) vesting on May 16, 2013 and 1,500,000 of the options (at an exercise price of $0.90 per share) vesting on May 16, 2014.

If Mr. Macaluso is terminated without cause or due to disability, or if he resigns for good reason (all as defined in the employment letter agreement) or if we elect not to renew his employment term, then upon giving us a release he shall be entitled to one year of salary continuation and one year of COBRA premiums payments.  Also, if we are acquired or if he is terminated without cause or if he resigns for good reason (all as defined in the employment letter agreement) during Mr. Macaluso’s employment, all his unvested stock options would immediately vest.

In addition, if we terminate Mr. Macaluso’s employment without cause or due to disability or if he resigns for good reason, he would be entitled to exercise any of the 4,500,000 stock options until three years after the termination date (or, if earlier, the expiration of the options).

Director Compensation

There are currently no regular cash compensation arrangements in place for members of the Board of Directors acting as such. Directors may however be reimbursed their expenses, if any, for attendance at meetings of the Board of Directors.

The following table sets forth compensation received by our directors in fiscal year 2010.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		All other compensation ($)	Total ($)
Anthony Macaluso	0	0	3,140	(1)(2)	0	3,140
James Cassina	0	0	3,140	(1)	0	3,140
Laurence Dunn	0	0	3,140	(1)	0	3,140
Richard Siber	0	0	3,140	(1)	0	3,140

(1)
In fiscal 2008, we granted to each respective director (as such) 100,000 options to purchase common stock at price per share of $1.375. 50,000 of these options vested on July 28, 2009 and 50,000 of these options vested on July 28, 2010. In fiscal 2010, $3,140 was recognized as compensation to each respective director on the July 2010 vesting of the second 50,000 of the options.

(2)	This table includes only his compensation which was expressly for service as a director. Mr. Macaluso received other compensation as an executive officer—see the Summary Compensation Table above.

RELATED PARTY TRANSACTIONS

Cassina 2008 Investment

In 2008, our then-director James Cassina and his affiliated company Core Energy Enterprises, Inc., together with 21 other accredited investors, participated in our private placement of $3,300,000 of convertible promissory notes. Mr. Cassina and Core Energy Enterprises, Inc. invested a total of $1,150,000, on the same terms as the other investors. Later in 2008, upon the completion of the reverse merger, the notes were automatically converted into our common stock, Class A Warrants and Class B Warrants. Mr. Cassina and Core Energy Enterprises, Inc. received a total of 920,000 shares of common stock, 920,000 Class A Warrants and 920,000 Class B Warrants in this conversion.

Macaluso 2008 Compensation

On July 15, 2008, Single Touch Interactive, Inc. entered into an employment agreement with Anthony Macaluso, covering his services through December 31, 2008. Under the agreement, Anthony Macaluso received $275,000 in salary during the ensuing portion of 2008 and received (on July 24, 2008) 1,500,000 shares of common stock as compensation for services.

Macaluso/Affiliates 2008 Indebtedness Consolidation and Restatement

Before the reverse merger of July 24, 2008, Anthony Macaluso made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and he entered into a modification of the debt arising from such loan advances, accrued interest and $893,750 of accrued compensation, evidencing it by a convertible promissory note with a principal amount of $2,319,512, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

Before the reverse merger of July 24, 2008, Activate Sports, LLC, which is an affiliate of Anthony Macaluso, made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and Activate Sports, LLC entered into a modification of the debt arising from such loan advances and accrued interest, evidencing it by a convertible promissory note with a principal amount of $561,558, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

Before the reverse merger of July 24, 2008, Activate, Inc., which is an affiliate of Anthony Macaluso, made certain loan advances to Single Touch Interactive, Inc. Initially, the outstanding balance bore interest at a rate of 8% per annum and was to become due and payable in December 2010. On July 24, 2008, we and Activate, Inc. entered into a modification of the debt arising from such loan advances and accrued interest, evidencing it by a convertible promissory note with a principal amount of $73,445, bearing interest at an annual rate of 8%, with interest payable monthly. The principal balance was payable on demand, and if no demand was made the note was to mature on July 15, 2010. The note was convertible at the holder’s option into shares of our common stock at $0.08 per share.

On September 16, 2008, Activate Sports, LLC exercised its right to convert the full principal balance due it by the Company of $561,558 into 7,019,475 shares of common stock.

Dunn Warrants for Consulting 2007/2008

In July 2007 and June 2008 Single Touch Interactive, Inc. issued common stock warrants to Laurence Dunn, who later became a Director, as consideration for consulting services as a strategic advisor performing corporate planning, strategic consulting projects, mergers and acquisition advice, introduction to institutional groups, financial engineering services and related services. The warrants were for the purchase of 500,000 shares of common stock at a price of $0.02 per share and for the purchase of 1,000,000 shares of common stock at an exercise price of $0.01 per share, respectively. Mr. Dunn has transferred 52,500 of the $0.02 warrants and exercised all of the $0.01 warrants. The remaining 447,500 $0.02 warrants are still outstanding.

Siber Consulting

Single Touch engages Richard Siber, a director, on a cash basis for technical and marketing consulting services through Siber Consulting. Mr. Siber beneficially received a total of $80,000 in cash compensation for the year ended September 30, 2008.

StreamWorks 2009 Intellectual Property Transaction (Macaluso/Activate)

On June 2, 2009, we entered into an Intellectual Property Rights Purchase and Transfer Agreement with StreamWorks Technologies, Inc., a Delaware corporation (“StreamWorks”), pursuant to which we acquired a portfolio of 2 US patents and 14 patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, StreamWorks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of our common stock at an exercise price of $2.30 per share for a period of two years. In addition, StreamWorks executives Floyd Bowen and Charles Jennings entered into non-compete agreements in our favor not to compete with us in the field of mobile Abbreviated Dial Codes or mobile Streaming Dynamic Advertising for three years. Shortly before this transaction, Activate, Inc., an affiliate of Anthony Macaluso, sold 1,200,000 shares of our common stock, which it owned, to three major investors in StreamWorks for $1,200,000.

On March 30, 2010, an additional US patent, for “System and Method for Streaming Media,” was issued to us, based on a patent application in this portfolio.

Dunn 2009-2011 Consulting

We engaged our then- director Laurence Dunn as a consultant on financial matters, at a rate of $15,000 per month, from December 1, 2009 through March 2011, and at a rate of $10,000 per month for April 2011.

Macaluso 2009 Intellectual Property Transaction

On December 14, 2009, Anthony Macaluso assigned to us, as required by the Agreement and Plan of Merger and Reorganization dated March 20, 2008, under which we acquired Interactive in a reverse merger, all of his rights in a US patent and approximately 20 patent applications, generally related to providing information over cell phones. Upon the assignment, we reimbursed him $244,840 for the total legal fees he had incurred relating to the property transferred.

Since then, two US patents and one foreign patent have been issued on these patent applications.

2010 Macaluso/Activate Consolidation and Modification - 2009 Debt

In fiscal 2009, Activate, Inc., which is an affiliate of Anthony Macaluso, made loan advances of $894,500 to us, at 8% interest per annum. We repaid $99,081 in fiscal 2009 and $504,000 in fiscal 2010.

In June 2009, Activate, Inc. purchased from a third party a $250,000 promissory note, bearing 10% interest per annum, which we had issued.

On June 28, 2010, we issued Activate, Inc. a new convertible promissory note with a principal amount of $633,651, which represented $291,397 of outstanding loan advances, plus the $54,170 of accrued but unpaid interest on the loan advances, plus the $250,000 principal amount of the purchased promissory note, plus the $29,787 of accrued but unpaid interest on the purchased $250,000 promissory note, plus the $8,297 of accrued but unpaid interest on the converted $73,445 convertible promissory note. The new note was to mature on June 27, 2011, accrued interest at an annual rate of 1% and was convertible at the holder’s option into our common stock at $0.37 per share.  We prepaid, in February and April 2011, the entire principal amount of and all accrued interest on this new note.

Macaluso 2010 Debt Conversion

On or shortly after June 28, 2010, Anthony Macaluso and his ex-wife Nicole Macaluso converted a convertible promissory note’s principal balance of $2,319,512 into 28,993,896 shares of our common stock. Anthony Macaluso received 13,773,992 of these shares issued.

On June 28, 2010, we issued Anthony Macaluso a new convertible promissory note with a principal amount of $155,531, which represented $123,581 of accrued compensation (net of payroll taxes) plus the $31,950 accrued but unpaid interest due him on the converted $2,319,512 convertible promissory note. The new note matured on June 27, 2011, accrued interest at an annual rate of 1% and was convertible at the holder’s option into our common stock at $0.37 per share.   We repaid, in May and June 2011, the entire principal amount of and all accrued interest on this new note.

On June 28, 2010, Activate, Inc. converted a convertible note’s principal balance of $73,445 into 918,063 shares of our common stock.

Cassina 2010 Debt Conversion

From time to time our then- director James Cassina advanced funds to us, and from time to time we have repaid some of the principal amount of and accrued interest on such advances. The net advances began accruing interest in December 2008 at an annual rate of 8%. On June 29, 2010, we issued 606,768 shares of common stock to him in satisfaction of the total balance of $224,511 (which included accrued interest of $25,011), for an effective conversion rate of $0.37 per share.

Ongoing Macaluso Related-Party Arrangements

Anthony Macaluso is currently a majority shareholder of Soapbox Mobile, Inc., which provided the use of servers, certain other equipment, fixtures and furniture, an analytic platform and other software, and certain service accounts to us from February 2008 through June 2010 at a monthly rate of $4,000 and has been providing them to us since July 1, 2010 at a monthly rate of $7,500.

Activate, Inc., an affiliate of Anthony Macaluso, has licensed a wireless application to Single Touch Interactive, Inc., in return for a 3% royalty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 29 , 2011, the beneficial ownership of Single Touch Systems Inc. common stock by each of our directors and named executive officers, each person known to us to beneficially own more than 5% of our common stock, and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power (subject to applicable community property laws) and that person’s address is c/o Single Touch Systems Inc., 2235 Encinitas Blvd., Suite 210, Encinitas, CA 92024. Shares of Common Stock subject to options, warrants, or convertible notes currently exercisable or convertible or exercisable or convertible within 60 days after June 29 , 2011 are deemed outstanding for computing the share ownership and percentage of the person holding such options, warrants, or convertible notes but are not deemed outstanding for computing the percentage of any other person.

	Shares	Percentage
Anthony Macaluso (1)	41,070,310	30.3%
Richard Siber (2)	3,100,000	2.3%
James Orsini	400,000	0.3%
Medical Provider Financial Corporation IV (3)	12,700,000	9.8%
Peltz Capital Management, LLC (4)	9,825,000	7.1%
Nicole Macaluso (1)(5)	26,316,094	20.3%
Mike Robert (6)	17,570,070	12.8%
James Darcey (7)	2,052,000	1.6%
Officers and Directors as a Group (5 persons) (8)	46,622,310	33.6%

(1)
Includes 4,250,000 shares underlying stock options, 1,250,000 shares underlying warrants. Also includes 3,829,309 shares owned by Dan Ayala, which Mr. Macaluso has the right to vote pursuant to a proxy. Also includes 22,016,094 shares owned directly or as custodian by Nicole Macaluso, which Mr. Macaluso has the right to vote pursuant to a proxy. Mr. Macaluso owns 9,743,782 shares outright in his own name. Mr. Macaluso disclaims beneficial ownership of the shares owned by Dan Ayala and of the shares owned by Nicole Macaluso.

(2)	Includes 3,100,000 shares underlying stock options.
(3)
The address for Medical Provider Financial Corporation IV is 2100 South State College Boulevard, Anaheim, CA 92806. Thomas Seaman is now acting as receiver for Medical Provider Financial Corporation IV.

(4)	The address for Peltz Capital Management, LLC is 280 Park Avenue, New York, NY 10017. Includes 9,825,000 shares underlying warrants.
(5)
The address for Ms. Macaluso is P. O. Box 1318, Rancho Santa Fe, CA 92067. Includes 3,050,000 shares underlying stock options and 1,250,000 shares underlying warrants. Ms. Macaluso owns 21,766,094 shares outright in her own name and 250,000 shares as custodian for children. Other than the shares listed in the table next to her name, Ms. Macaluso disclaims beneficial ownership of the shares beneficially owned by Anthony Macaluso.

(6)
The address for Mr. Robert is 4831 Mt. Longs Drive, San Diego, CA 92117. Includes 8,250,000 shares underlying warrants issued by us and 550,000 shares underlying contractual rights to purchase granted by third parties. Mr. Robert owns 8,995,070 shares outright and in the name of his retirement account.

(7)	Includes 1,900,000 shares underlying stock options.
(8)	Includes Messrs. Macaluso, Siber, Orsini and Darcey.

SELLING STOCKHOLDERS

This prospectus covers offers and sales of up to 12,180,642 shares of our common stock which may be offered from time to time by the selling stockholders identified in this prospectus.

The table below identifies the selling stockholders and shows the number of shares of common stock beneficially owned by each of the selling stockholders before and after this offering, and the numbers of shares offered for resale by each of the selling stockholders. Our registration of these shares does not necessarily mean that any selling stockholder will sell all or any of their shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock will be bought or sold by any selling stockholders. No estimate can be given as to the number of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

The 9,698,341 shares to be sold hereunder by the selling stockholders other than Laurence Dunn, Gar Wood Securities, LLC, Jackson E. Spears, Constance A. Schadewitz and William R. Gregozeski were issued by us, or underlie warrants issued by us , in July 2010 in a private placement to the respective selling stockholders or their predecessors; we issued 8,225,339 shares (7,642,006 of which are being registered here) plus warrants overlying 2,056,334 shares which are being registered here.  Each detachable unit consisting of four shares and one warrant was sold for $3.00.  The warrants are exercisable for $1.00 per share cash and expire on July 15, 2013.

The 1,212,500 shares to be sold hereunder by Laurence Dunn include 447,500 shares underlying warrants, with an exercise price of $0.02 per share, which were issued to him on July 25, 2007 by our predecessor Single Touch Interactive, Inc., in connection with his consulting services to that company.  Mr. Dunn was until recently a Director of Single Touch Systems Inc.

The 1,269,801 shares to be sold hereunder by Gar Wood Securities, LLC and its affiliates Jackson E. Spears, Constance A. Schadewitz and William R. Gregozeski underlie warrants issued to them on January 1, May 10 and July 23, 2010 in connection with placement and financial advisory services rendered by Gar Wood Securities, LLC.  The warrants are exercisable for $1.00 per share cash and expire on December 31, 2012 (as to 1,000,000 warrants), on May 9, 2013 (as to 100,273 warrants) and on July 22, 2013 (as to 169,528 warrants).

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Before Offering (1)			Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Shares Being Offered	Shares	%
Kenneth R. Burns (2)	504,503	*	166,666	337,837	*
C. Kenneth Shank (3)	301,810	*	166,666	135,144	*
Stephen D. Baksa (4)	4,749,750	3.7%	500,000	4,249,750	3.3%
Daniel D. Blackwell, Jr. and Carla Falcon Blackwell (5)	166,666	*	166,666	0	*
ELAN 2008 GRAT II, Edward M. Giles, Grantor (6)	5,877,778	4.5%	416,670	2,127,773	1.6%
Isles Capital L.P. (6)	5,877,778	4.5%	500,000	2,127,773	1.6%
Edward M. Giles (6)	5,877,778	4.5%	1,166,670	2,127,773	1.6%
Edward M. Giles Roth IRA #3 (6)	5,877,778	4.5%	1,666,665	2,127,773	1.6%
John S. Concklin (7)	416,669	*	83,335	333,334	*
H.S. FitzGibbon II (8)	166,667	*	83,334	83,333	*
Mark T. Donahoe (9)	520,270	*	250,000	270,270	*
Superius Securities Group, Inc. Profit Sharing Plan (10)	5,516,667	4.3%	2,500,000	3,016,667	2.3%
Robert V. Chiarello (11)	790,540	*	250,000	540,540	*
Sean M. Crowley (12)	223,334	*	223,334	0	*
James Crowley (13)	63,333	*	33,333	30,000	*
Marshall & Ilsley Trust Company, N.A. (14)	513,375	*	513,375	0	*
Band & Co. (15)	104,875	*	104,875	0	*
Rob Damron (16)	6,750	*	6,750	0	*
Gemini Master Fund, Ltd. (17)	193,335	*	193,335	0	*
Hudson Bay Master Fund LP (18)	33,333	*	33,333	0	*
Health Alliance Network, Inc. Profit Sharing Plan FBO Anthony V. Milone (19)	345,902	*	35,000	270,902	*
Anthony V. Milone (20)	345,902	*	40,000	270,902	*
Triad Petroleum Inc. Defined Benefit Pension Plan (21)	40,000	*	40,000	0	*
Matthew Strobeck (22)	83,335	*	83,335	0	*
Cranshire Capital LP (23)	16,667	*	16,667	0	*
Iroquois Master Fund Ltd. (24)	41,666	*	41,666	0	*
Margery Scotti (25)	1,416,666	1.1%	250,000	1,166,666	*
Gavin Scotti (26)	436,936	*	166,666	270,270	*
Laurence Dunn (27)	2,812,500	2.2%	1,212,500	1,600,000	1.2%
Gar Wood Securities, LLC (28)	126,980	*	126,980	0	*
Jackson E. Spears (29)	480,941	*	480,941	0	*
Constance A. Schadewitz (30)	330,940	*	330,940	0	*
William A. Gregozeski (31)	330,940	*	330,940	0	*
TOTAL	26,613,128	19.7%	12,180,642	14,432,486	11.0%

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose.  Applicable percentage ownership is based on 129,609,892 shares of common stock outstanding as of June 29 , 2011.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of such person’s common stock subject to options, warrants and convertible promissory notes exercisable or convertible within 60 days after June 29 , 2011 are deemed to be outstanding.  Except as otherwise noted, we believe that each of the stockholders named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.  The information with respect to beneficial ownership is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders or based upon our actual knowledge.

(2)	Includes 33,333 shares underlying warrants.
(3)	Includes 33,333 shares underlying warrants.
(4)
Stephen D. Baksa is the beneficial owner of the securities held by himself (3,736,418 outstanding shares and 100,000 shares underlying warrants), as Trustee to Brian S. Baksa Trust (456,666 outstanding shares) and as Trustee to Sarah Elizabeth Baksa Trust (456,666 outstanding shares).

(5)	Includes 33,333 shares underlying warrants.
(6)
Edward M. Giles is the beneficial owner of the securities held by himself (1,481,106 outstanding shares and 233,334 shares underlying warrants), Edward M. Giles Roth IRA #3 (1,333,332 outstanding shares and 333,333 shares underlying warrants), ELAN 2008 GRAT II, Edward M. Giles, Grantor (333,336 outstanding shares and 83,334 shares underlying warrants), Isles Capital, L.P. (670,270 outstanding shares and 100,000 shares underlying warrants), December 2009 Five Year GRAT (833,333 outstanding shares), Edward M. Giles Roth IRA #5 (200,000 outstanding shares) and Edward M. Giles IRA #2 (276,400 outstanding shares).

(7)	Includes 16,667 shares underlying warrants.
(8)	Includes 16,667 shares underlying warrants.
(9)	Includes 50,000 shares underlying warrants.
(10)	Includes 500,000 shares underlying warrants. The natural person with voting and investment control over the entity’s beneficially-owned shares is James Hudgins.
(11)	Includes 50,000 shares underlying warrants.
(12)	Includes 66,667 shares underlying warrants.
(13)	Includes 33,333 shares underlying warrants.
(14)	Includes 102,675 shares underlying warrants. The natural person with voting and investment control over the entity's beneficially-owned shares is Joseph Frohna.
(15)	Includes 20,975 shares underlying warrants. The natural person with voting and investment control over the entity's beneficially-owned shares is Joseph Frohna.
(16)	Includes 1,350 shares underlying warrants.
(17)	Includes 66,667 shares underlying warrants. The natural person with voting and investment control over the entity’s beneficially-owned shares is Steven Winters.
(18)
Includes 33,333 shares underlying warrants.  The natural person with voting and investment control over the entity’s beneficially-owned shares is Sander Gerber.  Sander Gerber disclaims beneficial interest over these securities.

(19)	Includes 7,000 shares underlying warrants. Includes 149,568 shares and 8,000 warrants held by Anthony V. Milone.
(20)	Includes 8,000 shares underlying warrants. Includes 148,000 shares and 7,000 warrants held by Health Alliance Network, Inc. Profit Sharing Plan.
(21)	Includes 8,000 shares underlying warrants. The natural person with voting and investment control over the entity’s beneficially-owned shares is Joseph Di Mauro.
(22)	Includes 16,667 shares underlying warrants.
(23)	Includes 16,667 shares underlying warrants. The natural person with voting and investment control over the entity’s beneficially-owned shares is Keith Goodman.
(24)	Includes 8,333 shares underlying warrants. The natural person with voting and investment control over the entity’s beneficially-owned shares is Joshua Silverman.
(25)	Includes 50,000 shares underlying warrants.
(26)	Includes 33,333 shares underlying warrants.
(27)	Includes 447,500 shares underlying warrants and 1,600,000 shares underlying stock options.
(28)
Includes 126,980 shares underlying warrants.  The natural person with voting and investment control over the entity’s beneficially-owned shares is Robert Jersey.  Excludes shares beneficially-owned by Jackson E. Spears, Constance A. Schadewitz and William R. Gregozeski.

(29)	Includes 480,941 shares underlying warrants.
(30)	Includes 330,940 shares underlying warrants.
(31)	Includes 330,940 shares underlying warrants.

DESCRIPTION OF CAPITAL STOCK

General Background

Our authorized capital stock currently consists of 200 million shares of common stock, $0.001 par value, and 5 million shares of preferred stock, $0.0001 par value.

As of March 31, 2011, we had issued and outstanding 128,222,670 of shares of common stock, held by 275 stockholders of record. In addition, as of March 31, 2011, we had outstanding options to acquire 18,330,000 shares of common stock, outstanding warrants to acquire 37,836,820 shares of common stock and convertible debt convertible into 1,268,060 shares of common stock.

Common Stock

Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.

Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of Single Touch Systems, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Our common stock is not currently traded on any national securities exchange and instead is quoted on the OTC Bulletin Board under the symbol “SITO.”

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Single Touch Systems without further action by the stockholders and may adversely affect the market price of and voting, economic and other rights of holders of our common stock.

Warrants

The shares and exercise-price figures below reflect adjustments for any stock splits, reverse stock splits and stock dividends. Warrants issued by Single Touch Interactive, Inc. are now exercisable only for shares of Single Touch Systems Inc. common stock.

In 2005, Single Touch Interactive, Inc. issued to one consulting firm and to Jordan Schur warrants for the purchase of 5,000,000 shares of common stock at an exercise price of $1.00 per share. These warrants expire on July 15, 2015. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision. Of these warrants, 1,250,000 have been canceled upon the issuance of 1,250,000 shares; and the remaining 1,250,000 warrants owned by Jordan Schur have been amended so that their exercise price is $0.70 per share (which exercise price can, however, at the discretion of our Board of Directors, be increased at the time of a proposed exercise to an exercise price no greater than the then market price per share).

From July 9, 2006 through July 23, 2007, in connection with issuances of convertible debt, Single Touch Interactive, Inc. issued to 20 note purchasers warrants for the purchase of 774,000 shares of common stock at an exercise price of $1.76 per share. Each respective warrant expires on the fifth anniversary of its date of grant. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision.

On July 25, 2007, Single Touch Interactive, Inc. issued to 2 consultants (including Laurence Dunn, who became and until recently remained our director) warrants for the purchase of 1,000,000 shares of common stock at an exercise price of $0.02 per share. These warrants expire on July 25, 2012. In the merger, we assumed these warrants. These warrants do not have a net-exercise provision.

On July 24, 2008, in the merger, convertible notes which we had issued to 23 note purchasers were automatically converted into (among other things) 2,640,000 Class A Warrants and 2,640,000 Class B Warrants. The Class A Warrants had an exercise price of $1.60 per share and although they were scheduled to expire on January 23, 2010, our Board of Directors has extended the expiration date to July 23, 2011. The Class B Warrants have an exercise price of $2.05 per share and expire on July 23, 2011. The Class A Warrants and Class B Warrants do not have a net-exercise provision.

On October 30, 2008, in connection with a Non-Exclusive Special Advisory Services Agreement, we issued to Peltz Capital Management, LLC warrants initially exercisable for the purchase of 5,952,362 shares of common stock at an exercise price of $2.10 per share. These warrants have a net-exercise provision and expire on October 30, 2013. The number of underlying shares and the exercise price of these warrants were subsequently adjusted to 11,000,000 and $0.08, respectively, under the terms of a September 29, 2010 settlement and release agreement, and as of the date of this prospectus 1,175,000 of such warrants have been satisfied via net-exercise; and (under the terms of the September 29, 2010 settlement and release agreement) the remaining number of warrants will be reduced by 7,000,000, subject to the elimination of such reduction if certain terms of the settlement and release agreement are violated.

From September 23, 2009 through January 7, 2010, in connection with the sale of common stock, we issued to Mike Robert warrants to purchase 6,250,000 shares; 1,250,000 at an exercise price of $1.50 expiring on September 23, 2009, 1,500,000 at an exercise price of $1.50 expiring on November 4, 2011, 1,750,000 at an exercise price of $1.00 expiring on December 11, 2011 and 1,750,000 at an exercise price of $1.00 expiring on January 7, 2012. These warrants do not have a net-exercise provision.

In January 2010, in connection with the sale of common stock, we issued to Zanett Opportunity Fund Ltd. and its affiliates warrants to purchase 510,811 shares at an exercise price of $1.50 per share that expire on January 11, 2012. These warrants do not have a net-exercise provision.

In January 2010, in connection with our engagement of it as a financial adviser, we issued to Gar Wood Securities, LLC and its affiliates  warrants to purchase 1,000,000 shares at an exercise price of $1.00 per share that expire in   December 2012 . Also in connection with the issuance of our common stock from January 2010 to May 2010, the compensation we paid to Gar Wood Securities, LLC as our placement agent included issuing to it and its affiliates 100,273 common stock warrants at an exercise price of $1.00 per share that expire on May   9, 2013. Also, in connection with these common stock issuances, the compensation we paid to Financial West Investment Group, Inc. as our placement agent included issuing to it and its affiliates 55,541 common stock warrants at an exercise price of $1.00 per share that expire on May 28, 2013. These warrants do not have a net-exercise provision.

On March 12, 2010, in connection with the issuance of a convertible note, we issued to Mike Robert warrants for the purchase of 1,000,000 shares of common stock at an exercise price of $0.75 per share. These warrants expire on March 21, 2012. These warrants do not have a net-exercise provision.

On July 16, 2010, in connection with the sale of common stock, we issued to 29 accredited investors warrants for the purchase of 2,056,334 shares of common stock at an exercise price of $1.00 per share. These warrants expire on July 15, 2013. In connection therewith, the compensation we paid to Gar Wood Securities, LLC as our placement agent included issuing to it and its affiliates 169,528 common stock warrants  at an exercise price of $1.00 per share and with an expiration date of July 22, 2013. These warrants do not have a net-exercise provision.

Anti-takeover Effects of Provisions of Delaware Law and our Charter and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may make it more difficult to acquire control of us by various means. These provisions could deprive our stockholders of opportunities to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of our stock. These provisions are intended to:

●	enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board;

●	discourage certain types of transactions which may involve an actual or threatened change in control of Single Touch Systems;

●	discourage certain tactics that may be used in proxy fights;

●	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

●	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all our outstanding shares or that is otherwise unfair to our stockholders.

Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by the board of directors or an officer authorized by it to do so. This limitation on the right of stockholders to call a special meeting could make it more difficult for stockholders to initiate actions that are opposed by the board of directors. These actions could include the removal of an incumbent director or the election of a stockholder nominee as a director. They could also include the implementation of a rule requiring stockholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the stockholders to call a special meeting of stockholders may make it more difficult to change the existing board and management.

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The Delaware General Corporation Law, or DGCL, provides generally that the affirmative vote of a majority of the shares outstanding and entitled to vote is required to amend a corporation’s certificate of incorporation. Our bylaws may be amended generally by the affirmative vote of a majority of the shares entitled to vote thereon or by the act of a majority of our directors.

We believe that we currently would not satisfy the elements of Section 203 of the DGCL (Section 203), and accordingly that currently the provisions of Section 203 would not apply to any proposed business combination in which we would be acquired. Under Section 203, certain business combinations between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election), (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan), or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation’s directors. The term business combination is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term interested stockholder is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation’s voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Applicability of California Corporate Law

Although we are incorporated in Delaware, we may nonetheless be subject to Section 2115 of the California General Corporation Law, which imposes various requirements of California corporate law on non-California corporations if they have specified characteristics of ownership and operations indicating significant contacts with California. Public companies listed on a recognized national securities exchange are generally exempt from Section 2115. Since our common stock is traded on the OTC Bulletin Board, we are potentially subject to the provisions of Section 2115. The key provision of California corporate law that may apply to us is the right of our stockholders to cumulate votes in the election of directors.

In May 2005, the Delaware Supreme Court in VantagePoint Venture Partners 1996 v. Examen, Inc. held that Section 2115 violates the internal affairs doctrine and thus does not apply to Delaware corporations. If followed by California courts, this ruling would mean that the cumulative voting requirements and other sections of the California Corporations Code do not apply to us. The impact of the Delaware Supreme Court’s decision on our situation, as it may be interpreted by California courts, is uncertain.

Indemnification of Directors and Officers

The DGCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

The DGCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merits or otherwise, in defense of any proceeding brought against such person by virtue of the fact that such person is or was an officer or director of the corporation. In addition, the DGCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person’s commitment to repay advances for expenses against such person is not ultimately entitled to be indemnified.

The DGCL provides that the indemnification provisions contained in the DGCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation’s by-laws, by any agreement, by any vote of stockholders or disinterested directors or otherwise. Furthermore, the DGCL provides that a corporation may maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.

Our Certificate of Incorporation provides that, to the extent permitted by the DGCL, we will indemnify our current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. Our Certificate of Incorporation also provides that we shall advance expenses incurred by any person we are obligated to indemnify, upon presentation of appropriate documentation.

Furthermore, our Bylaws provide that we may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not we would otherwise have the power to indemnify such person under our Certificate of Incorporation or the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock, registered hereunder, on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date this Registration Statement is declared effective by the Securities and Exchange Commission;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if then required, file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will, if then required, file a supplement to this prospectus in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Gar Wood Securities, LLC, Jackson E. Spears, Constance A. Schadewitz and William R. Gregozeski are “underwriters” within the meaning of the Securities Act, as to the 1,269,801 shares potentially to be sold by them respectively.  The other selling stockholders (and in particular Laurence Dunn, who until recently was a director of the Company, as to the 1,212,500 shares potentially to be sold by him) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such “underwriters,” broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made before the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We will pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, San Diego, California.

EXPERTS

Our financial statements as of and for the fiscal years ended September 30, 2009 and 2010, included in this prospectus have been audited by Weaver & Martin LLC, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in this prospectus, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, NE , Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement and the reports, proxy statements and other information filed by us are also available through the Securities and Exchange Commission’s website on the World Wide Web at the following address: http://www.sec.gov.

SINGLE TOUCH SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,273,568	$4,040,169
Accounts receivable - trade	693,879	514,327
Accounts receivable - related party	38,651	36,762
Prepaid expenses - other	142,891	212,034

Total current assets	3,148,989	4,803,292

Property and equipment, net	248,405	203,091

Other assets
Capitalized software development costs, net	412,602	305,710
Intangible assets:
Patents, net	768,752	779,846
Patent applications cost	486,630	428,729
Deposits and other assets	16,486	15,282

Total other assets	1,684,470	1,529,567

Total assets	$5,081,864	$6,535,950

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS - continued

	March 31,	September 30,
	2011	2010
	(Unaudited)

Liabilities and stockholders'equity
Current liabilities
Accounts payable and accrued expenses	$512,728	$461,364
Accrued compensation	99,260	77,950
Accrued compensation - related party	11,458	-
Current obligation on patent acquisitions	152,031	175,000
Convertible debentures - related parties, including accrued interest, net of discounts	364,198	197,280

Total current liabilities	1,139,675	911,594

Long-term liabilities
Obligation on patent acquisitions	-	141,865

Total liabilities	1,139,675	1,053,459

Stockholders' equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized;
128,222,670 shares issued and outstanding as of March 31, 2011
and 123,676,892 shares issued and outstanding as of September 30, 2010	128,223	123,677
Additional paid-in capital	122,554,679	118,768,416
Accumulated deficit	(118,740,213)	(113,409,102)
Common stock subscriptions receivable	(500)	(500)

Total stockholders' equity	3,942,189	5,482,491

Total liabilities and stockholders' equity	$5,081,864	$6,535,950

The accompanying notes are an integral part of these financial statements

SINGLE TOUCH SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue
Wireless applications	$1,031,585	$107,193	$2,045,433	$134,095
Royalties and application costs	(450,790)	(131,485)	(959,355)	(281,653)
	580,795	(24,292)	1,086,078	(147,558)

Operating Expenses
Research and development	9,533	36,851	32,872	47,405
Stock based compensation - non employees	-	-	-	1,152,625
Compensation expense	326,839	461,882	4,321,237	690,492
Depreciation and amortization	157,294	147,879	294,580	265,733
General and administrative	506,497	428,591	1,090,343	656,538
Total operating expenses	1,000,163	1,075,203	5,739,032	2,812,793

Loss from operations	(419,368)	(1,099,495)	(4,652,954)	(2,960,351)

Other Income (Expenses)
Changes in fair value of derivative and warrant liability	-	1,981,100	-	1,182,500
Loss on settlement of indebtedness	-	(28,750)	(651,315)	(45,580)
Interest expense	(12,420)	(169,441)	(26,042)	(247,045)

Net income (loss) before income taxes	(431,788)	683,414	(5,330,311)	(2,070,476)

Provision for income taxes	-	-	(800)	(800)

Net income (loss)	$(431,788)	$683,414	$(5,331,111)	$(2,071,276)

Basic and diluted loss per share	$(0.00)	$0.01	$(0.04)	$(0.03)

Weighted average shares outstanding	128,071,629	73,581,918	126,388,312	69,652,445

See accompanying notes.

SINGLE TOUCH SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(5,331,111)	$(2,071,276)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of discount on on convertible debt	-	69,747
Depreciation expense	46,537	48,955
Amortization expense - software development costs	185,327	204,958
Amortization expense - patents	62,716	11,821
Provision for bad debts	-	54,084
Loss on settlement of indebtedness	651,315	45,580
Stock based compensation	3,603,708	1,152,625
(Increase) decrease in assets
(Increase) decrease in accounts receivable	(181,442)	(38,228)
(Increase) decrease in prepaid expenses	69,143	14,255
(Increase) decrease in deposits and other assets	(1,204)	-
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	(3,810)	(514,573)
Increase (decrease) in payroll taxes payable	-	347,291
Increase (decrease) in accrued compensation	21,311	(310,752)
Increase (decrease) in accrued compensation due related party	11,458	-
Increase (decrease) in accrued expenses	(1,344)	60,000
Increase (decrease) in accrued interest	14,184	24,515
Increase (decrease) in deferred income	-	12,500
Increase (decrease) in derivative liability	-	(1,182,500)

Net cash used in operating activities	(853,212)	(2,070,998)

Cash Flows from Investing Activities
Purchase of property and equipment	(91,850)	(40,000)
Purchase of patent and patent applications	(23,005)	(830,597)
Capitalized software development costs	(292,219)	(275,359)

Net cash used in investing activities	$(407,074)	$(1,145,956)

See accompanying notes.

SINGLE TOUCH SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - continued

	For the Six Months Ended
	March 31,
	2011	2010
	(Unaudited)	(Unaudited)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	$1,000	$3,980,500
Fees paid pursuant to a warrant settlement	(30,000)	-
Proceeds received from related parties	17,685	-
Repayments on related party loans	(320,000)	(504,000)
Principal reduction on notes payable	(175,000)	(400,000)
Proceeds from issuance of convertible debt	-	500,000

Net cash provided by (used in) financing activities	(506,315)	3,576,500

Net increase (decrease) in cash	(1,766,601)	359,546

Beginning balance - cash	4,040,169	259,558

Ending balance - cash	$2,273,568	$619,104

Supplemental Information:

Interest expense paid	$-	$215,195

Income taxes paid	$800	$800

Non-cash investing and financing activities:

During the six months ended March 31, 2011, the Company issued 722,094 shares of its common stock through the cashless exercise of 800,000 warrants.

During the six months ended March 31, 2011, the Company issued 723,684 shares of its common stock through a settlement with a former Note holder as to the number of shares he was entitled to in the original conversion of his note. The Company recognized a loss of $651,315 on the issuance of the 723,684 shares.

During the six months ended March 31, 2011, the Company issued 3,000,000 shares of its common stock to its President as compensation. The shares were valued at $2,700,000 and charged to operations as compensation expense.

Non-cash investing and financing activities (continued):

During the six months ended March 31, 2011, the Company charged $465,214 to equity relating to the amortization of discounts on related party convertible debt (See Note 9).

During the six months ended March 31, 2010, the Company issued 290,000 shares in cancellation of legal and accounting fees due totaling $122,000. The shares were valued at their respective market value on date of issuance and the Company recognized a loss on the settlement of debt in the amount of $45,580.

During the six months ended March 31, 2010 the company recorded $500,000 discount related to the
Beneficial Conversion Feature of the underlying convertible note.

During the six months ended March 31, 2010, the company issued 12,394,589 shares of its common stock for $3,980,500 in cash and a subscription receivable for $55,500 that was received in April 2010.

During the six months ended March 31, 2010 the company issued 50,000 shares of its common to a Director through the exercise of an option. The shares were issued pursuant to a subscription receivable in the amount of $500.

During the six months ended March 31, 2010, the Company charged $616,702 to equity relating to the amortization of discounts on related party convertible debt (See Note 9).

Single Touch Systems Inc.

Single Touch Systems Inc.

Notes To Condensed Consolidated Financial Statements
March 31, 2011
(Unaudited)

1.    Organization, History and Business

Single Touch Systems Inc. (“the Company”) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc.  On May 12, 2008, the Company changed its name to Single Touch Systems Inc.

On July 24, 2008, the Company acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”), a company incorporated in the state of Nevada on April 2, 2002, in exchange for issuing 42,967,554 shares of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby Interactive’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at Interactive’s historical cost, as the Company had nominal assets, liabilities and operations before the reverse acquisition.

The Company develops software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices.

On May 27, 2008, Interactive effected a 1-for-2 reverse split of its common stock.  All references in the accompanying financial statements to the number of shares outstanding and per-share amounts have been restated to reflect this stock split.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of  March 31, 2011, and the results of its operations and cash flows for the three months and six months ended March 31, 2011 and 2010. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the unaudited condensed consolidated financial statements are adequate to make the information presented not misleading. However, the unaudited condensed consolidated financial statements included herein should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 filed with the Commission on December 29, 2010.

The accompanying consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

2.    Summary of Significant Accounting Policies

Reclassification

Certain reclassifications have been made to conform the  2010 amounts to  2011 classifications for comparative purposes.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Single Touch Systems Inc. and its wholly owned subsidiaries, Single Touch Interactive, Inc, and HSN, Inc. (an inactive company formed in New Jersey on August 21, 2001). Intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable.  Sales are recorded net of sales discounts.

Revenue is derived from licensing of the Company’s wireless applications to various telecommunication companies. Under the terms of the various licensing agreements, the Company receives a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. The Company records its revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605-45-45, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Advanced licensing fees received with minimum guarantees where the actual period in which the fees are earned can not be determined are recognized in income on the straight line basis over the term of the license in accordance with ASC Topic 928-605-25, “Financial Reporting in the Record and Music Industry.”

In addition, the Company also generates income through the development of software for third parties on a contractual basis.  Revenue is recognized upon delivery of the software.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Single Touch Systems Inc.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of March 31, 2011, the Company’s provision for bad debt amounted to $13,463.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2- 3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  At March 31, 2011, the Company determined that none of its long-term assets were impaired.

Prepaid Royalties

The Company’s agreements with licensors and developers generally provide it with exclusive publishing rights and require it to make advance royalty payments that are recouped against royalties due to the licensor or developer based on product sales. Prepaid royalties are amortized on a software application-by-application basis, based on the greater of the proportion of current year sales to total current and estimated future sales or the contractual royalty rate based on actual net product sales. The Company continually evaluates the recoverability of prepaid royalties, and charges to operations the amount that management determines is probable that will not be recouped at the contractual royalty rate in the period in which such determination is made or at the time the Company determines that it will cancel a development project. Prepaid royalties are classified as current and non-current assets based upon estimated net product sales within the next year.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to employee, professional, and consulting services.

Stock Based Compensation

The Company accounts for stock-based compensation under ACS Topic 505-50, formerly SFAS No. 123R, "Share-Based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.”  These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost

Single Touch Systems Inc.

is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During the three months ended and six months ended March 31, 2011, the Company recognized stock based compensation expense of $0 and $3,603,708, respectively, which is included in compensation expense. The $3,603,708 relates to the issuance of 3,000,000 shares of the Company’s common stock to its president in December 2010 valued at $2,700,000 and from the granting of options to employees and consultants to purchase 9,655,000 of the Company’s common stock in December 2010, valued at $903,708. During the three months and six months ended March 31, 2010, the Company recognized stock based compensation expense of $0 and $1,152,625, respectively. The $1,152,625 relates to the granting of a common stock warrant to an advisor.

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise or conversion of stock options, warrants, and debt to purchase common shares, would have an anti-dilutive effect. Potential common shares as of March 31, 2011 that have been excluded from the computation of diluted net loss per share include 37,836,820 warrants, 18,330,000 options, and $469,182 of debt convertible into 1,268,060 shares of the Company’s common stock.  Potential common shares as of March 31, 2010 that have been excluded from the computation of diluted net loss per share include 35,580,145 warrants, 8,675,000 options, and $2,892,957 of debt convertible into 31,263,314 shares of the Company’s common stock.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time-to-time exceed the federally insured limit.

During the three and six months ended March 31, 2011, approximately 93% of the Company’s revenue was generated from contracts with one customer. During the three months and six months ended March 31, 2010, approximately 40% of the Company’s revenue was generated from the same customer.  The Company had a total of 15 customers during the six months ended March 31, 2011 as compared to 17 customers during the six month period ended March 31, 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740,”Income Taxes” (formerly SFAS No. 109). The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and   liabilities.

Single Touch Systems Inc.

Recent Accounting Pronouncements

In January 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2011-01 (ASU 2011-01) Receivables (Topic 310): “Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings” in Update No. 2010-20.  ASU 2011-01 temporarily delays the effective date of the disclosures about troubled debt restructurings.  The effective date of the new disclosures about troubled debt restructurings for public entities and the guidance for determining what constitutes a troubled debt restructuring will then be coordinated.  Currently, the guidance is anticipated to be effective for interim and annual period ending after June 15, 2011.    The Company does not expect the provisions of ASU 2011-01 to have a material effect on its financial position, results of operations or cash flows.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the financial statements of the Company.

3.    Accounts Receivable

Fees earned but not paid as of March  31, 2011, net of any revenue sharing and provision for bad debt, amounted to $732,530. Of this amount $38,651 is due from Activate, Inc., a related party.

4.    Property and Equipment

The following is a summary of property and equipment at March 31, 2011:

Computer hardware	$662,890
Equipment	46,731
Office furniture	37,194
746,815
Less: accumulated depreciation	(498,410)
$248,405

Depreciation expense for the three months ended March 31, 2011 and 2010 was $24,287 and $24,250, respectively. Depreciation expense for the six months ended March 31, 2011 and 2010 was $46,537 and $48,955, respectively.

5.    Capitalized Software Development Costs

The following is a summary of capitalized software development costs at March 31, 2011:

Beginning balance – Oct 1, 2010	$305,710
Additions	292,219
Amortization	(185,327)
Charge-offs	-
Ending balance	$412,602

Amortization expense for the three months ended March 31, 2011 and 2010 was $99,568 and $82,736 respectively.  Amortization expense for the six months ended March 31, 2011 and 2010  was $185,327 and $204,958, respectively.

Amortization expense for the remaining estimated lives of these costs are as follows:

Period ending March 31,
2012	$227,414
2013	185,188
$412,602

 6.    Intangible Assets

On June 2, 2009, the Company entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (“Streamworks”). Pursuant to the Agreement, the Company acquired a portfolio of sixteen patents and patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, Streamworks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of the Company’s common stock at an exercise price of $2.30 per share for a period of two years.

The Company valued the intellectual property at the fair value of the common shares and warrants provided totaling $5,470,851. The property purchased had not reached technological feasibility. Therefore, the Company valued the technology at its estimated fair value of $104,418 and recognized an impairment loss during the year ended September 30, 2009 of $5,366,433. The Company is amortizing the technology’s estimated fair value of $104,418 over

Single Touch Systems Inc.

its seven year estimated life. The Company incurred additional legal fees associated with the patent applications during the year ended September 30, 2010 of $37,163. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.  On March 30, 2010, the Company was issued US Patent 7,689,706 “System and Method for Streaming Media”. The costs associated with this patent of $25,225 are being amortized over the patent’s estimated useful life of 7 years.

On December 14, 2009, the Company’s president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred. Of the $244,840 total, $42,368 is allocated to the cost of the patent and $202,472 is allocated to the various patent applications.  The Company incurred additional legal fees associated with the patent applications during the three months ended December 31, 2009 of $42,368. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective costs will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.

On March 15, 2010, the Company purchased six patents and three patent applications from an unrelated third party for $900,000 of which $550,000 was paid on the execution of the purchase agreement. $175,000 was due on or before March 15, 2011  and was paid timely. The final installment of $175,000 is due on or before March 15, 2012. As the agreement did not provide for any stated interest on the payments, the Company was required to impute interest on the payment stream. The Company present valued the payments at $831,394 using an effective interest rate of 15% in its computation. Of the $831,394, $706,685 was allocated to the purchased patents and $124,709 was allocated to the patent applications. The patents are being amortized over 7 years. The value assigned to the patent applications is not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.  The Company granted the Seller a license to utilize all acquired patents over their respective lives on a world-wide basis for no consideration. In addition, the Company is required to reserve for the Seller ten abbreviated dialing codes for a five year period.

In January 2011, the Company was issued US Patent 7,865,181 “Searching for mobile content” and US Patent 7,865,182 “Over the air provisioning of mobile device settings”. The costs associated with these patents totaling $29,254 are being amortized over the patent’s estimated useful life of 7 years.

Amortization charged to operations for the three months ended March 31, 2011 and 2010 was $33,430 and $7,893, respectively, Amortization charged to operations for the six months ended March 31, 2011 and 2010 was $62,708 and $11,821, respectively. A summary of patent costs subject to amortization at March 31, 2011 is as follows:

Patent costs	$908,479
Less accumulated amortization	(139,727)
$768,752

A schedule of amortization expense over the estimated life of the patents is as follows:

Period Ending March 31,
2012	$127,918
2013	127,918
2014	127,918
2015	127,918
2016	127,918
Thereafter	129,162
$768,752

7.    Income Taxes

As of March 31, 2011, for income tax purposes, the Company has unused operating loss carryforwards of approximately $29,500,000, which may provide future federal tax benefits of approximately $10,049,000 which expire in various years through 2030 and future state tax benefits of approximately $456,000 which expire in various years through 2021.

An allowance of  $10,505,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize. Timing differences between expenses deducted for income tax and deducted for financial reporting purposes are insignificant and have no material impact on the differences in the reporting of income taxes.

The provisions for income tax expense for the six months ended March 31, 2011 and 2010 are as follows:

Single Touch Systems Inc.

	2011	2010
Current
Federal	$-	$-
State	800	800
Total income tax expense	$800	$800

 8.    Obligation on Patent Acquisitions

As discussed in Note 6, the Company acquired six patents and three patent applications for a payments totaling $900,000 of which $725,000 was paid. The remaining $175,000 is payable in March 2012. The patents have been pledged as collateral against the remaining balance due. As the agreement did not provide for any stated interest, the Company imputed interest at an annual rate of 15%. The present value of the remaining payment at March 31, 2011 amounted to $152,031. Interest accrued and charged to operations for the three months ended March 31, 2011 and 2010 totaled $12,338 and $0, respectively. Interest accrued and charged to operations for the six months ended March 31, 2011 and 2010 totaled $22,024 and $0, respectively, Following is the maturities of the long-term portion of the obligation:

March 31, 2012	$175,000
Less imputed interest	(22,969)
$152,031

9.    Related Parties – Loan Activities

Note payable - officer

The Company’s president has assisted in funding the operations of the Company through loan advances of which a portion have been repaid.  On July 24, 2008, the Company modified the terms of the debt and the balance due him on that date including accrued interest and accrued compensation totaling $2,319,512 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share. On June 28, 2010, the Company’s president and his assignee elected to convert the principal balance due of $2,319,512 into 28,993,896 shares of the Company’s common stock.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor's Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $2,319,512 that was charged to equity.  The convertible debt was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $2,319,512. The discount is amortized to equity over the life of the debt using the effective interest method. Interest charged to operations relating to this note for the three months and six months ended March 31, 2010 amounted to $45,755 and $92,526, respectively. For the three months and six months ended March 31, 2010, the Company charged $301,866 and $597,774, respectively, to equity on the amortization of the discount.

On June 28, 2010, the Company issued its President a new convertible promissory note totaling $155,531, which consisted of the remaining accrued interest due him on the above indicated converted note totaling $31,950 and accrued compensation due him  (net of payroll taxes) totaling $123,581.  The new note accrues interest at an annual rate of 1% and the principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share. The President has the right to convert at anytime up to June 27, 2011, the maturity date of the note. Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. Interest charged to operations relating to this note for the three months and six months ended March 31, 2011 amounted to $383 and $774, respectively.

The Company valued the conversion feature of the note at $155,531 using the Black-Scholes Option Model and the conversion feature was recorded as a discount against the note’s outstanding balance. The discount is amortized to equity over the life of the debt using the effective interest method.  For the three months and six months ended March 31, 2011, the Company charged $35,152  and $70,401, respectively, to equity on the amortization of the discount.

A summary of the balance due as of March 31, 2011 is as follows:

Principal balance due	$155,531
Accrued interest	1,165
Less: discount	(34,214)
$122,482

Single Touch Systems Inc.

Note Payable - Activate, Inc.

Activate, Inc. (“Activate”), a corporation wholly owned by the Company’s President, has advanced the Company $50,000. Under the originally terms of the loan, the advance was assessed interest at an annual rate of 8% and was fully due and payable with accrued interest in December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due to Activate on that date, including accrued interest, totaling $73,445 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest was payable monthly and the principal outstanding balance was payable on or before July 15, 2010. Any portion of the outstanding principal loan balance was convertible into shares of the Company’s common stock at a price of $0.08 per share.  On June 28, 2010, Activate converted the principal balance due it of $73,445 into 918,063 shares of the Company’s common stock. Interest charged to operations relating to this note for the three and six months ended March 31, 2010 amounted to $1,449 and $2,860.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor's Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $73,445 that was charged to equity.  The convertible debt was recorded net of a discount that includes BCF amounting to $73,445. The discount is amortized to equity over the life of the debt using the effective interest method. For the three and six months ended March 31, 2010, the Company charged $9,558 and $19,928, respectively, to equity on the amortization of the discount.

The balance of the outstanding advances and related accrued interest at June 28, 2010 amounted to $345,567 was converted into a new convertible promissory note as discussed below.

In June 2009, Activate purchased a $250,000 promissory note from a debtor of the Company and assumed all of his rights and interest in the note.  The note bears interest at an annual rate of 10%. Interest accruing on this note during the three and six months ended March 31, 2010 amounted to $6,164 and $13,776, respectively, which was charged to operations.

As indicated above, on June 28, 2010, the Company issued Activate a new convertible promissory note totaling $633,651, which accrues interest at an annual rate of 1%. The principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share.  Activate has the right to convert at anytime up to June 27, 2011, the maturity date of the note.  Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. In February 2011, a principal payment of $320,000 was made reducing the principal balance to $313,651. Interest charged to operations relating to this note for the three months and six months ended March 31, 2011 amounted to $1,264 and $2,861, respectively.

The Company valued the conversion feature of the note at $633,651 using the Black-Scholes Option Model and the conversion feature was recorded as a discount against the note’s outstanding balance. The discount is amortized to equity over the life of the debt using the effective interest method.  For the three months and six months ended March 31, 2011, the Company charged $236,197 and $394,814, respectively, to equity on the amortization of the discount.

A summary of the balance due as of March 31, 2011 is as follows:

Principal balance due	$313,651
Accrued interest	4,493
Less: discount	(76,428)
$241,716

Other Related Party Loans

A Company director advanced funds totaling $199,500 to the Company. The balance of the advances began accruing interest in December 2008 at an annual rate of 8%. Interest accrued and charged to operations during the year ended September 30, 2010 and 2009 amounted to $11,893 and $13,118, respectively. The total balance owed as of June 28, 2010  of $224,511, including accrued interest, was cancelled in exchange for the issuance of 606,768 shares of the Company’s common stock. Interest charged to operations during the three months and six months ended March 31, 2010 amounted to $10,770 and $21,305, espectively.

10.   Notes Payable - Other

On December 5, 2008, the Company entered into a Loan and Security Agreement with a third party for a total loan of $1,000,000. Proceeds from the loan were net of loan fees incurred by lender. The loan bears interest at an annual rate of 10% per annum and accrued interest became payable 90 days after the loan proceeds are received. All related party debt was subordinate to this loan. The loan had been guaranteed by the Company’s President, and was secured by the Company’s assets.   The loan and accrued interest was fully paid during the year ended September 30, 2010. Accrued interest charged to operations for the three and six months ended March 31, 2010 amounted to $20,333 and $27,222, respectively.

An unrelated third party advanced a total of $134,500 to the Company. The total balance owed as of June 28, 2010 including accrued interest of $148,532 was cancelled in exchange for the issuance of 399,356 shares of the Company’s common stock. Accrued interest charged to operations for the three and six months ended March 31, 2010 amounted to $2,653 and $5,365, respectively.

Single Touch Systems Inc.

An unrelated third party advanced a total of $50,085 to the Company. The total balance owed as of June 28, 2010 including accrued interest of $53,971 was cancelled in exchange for the issuance of 145,344 shares of the Company’s common stock. Accrued interest charged to operations for the three and six months ended March 31, 2010 amounted to $988 and $1,998, respectively.

An unrelated third party advanced a total of $150,000 to the Company. The total balance owed as of June 28, 2010 including accrued interest of $169,331 was cancelled in exchange for the issuance of 456,053 shares of the Company’s common stock. Accrued interest charged to operations for the three and six months ended March 31, 2010 amounted to $2,958 and $5,984, respectively.

11.   Related Party Transactions

The Company entered into an agreement with Activate, Inc., a corporation wholly owned by the Company’s President. Activate has sublicensed certain applications to the Company and in consideration, receives 3% of all net revenue generated under the license. Activate collects the revenue generated under this license and pays 97% of the amounts collected to the Company.

Soapbox Mobile, Inc. leased the use of servers, certain other equipment, fixtures and furniture, an analytic platform and other software, and certain service accounts to the Company from February 2008 through June 2010 at a monthly rate of $4,000 and has been providing them to the Company since July 1, 2010 at a monthly rate of $7,500. The Company’s President is a majority shareholder of Soapbox Mobile, Inc. Rent expense pertaining to this lease for the three months ended March 31, 2011 and 2010 was $ $22,500 and $12,000, respectively. Rent expense pertaining to this lease for the six months ended March 31, 2011 and 2010 was $45,000 and $24,000, respectively.

In January 2011, the Company issued 100,000 shares of its common stock to a Company director through an exercise of 100,000 warrants at a price of $0.01 per share.

In March 2010, the same director as indicated above exercised warrants to purchase 50,000 shares of the Company’s common stock for $500, which was received by the Company in May 2011.

On December 14, 2009, the Company's president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred.

12.   Fair Value

The Company’s financial instruments consist principally of notes payable and convertible debentures. Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of notes payable and convertible debentures based on the effective yields of similar obligations.  The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), previously referred to as SFAS No. 157.  ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. ASC 820-10-35, “Fair Value Measurements and Disclosures - Subsequent Measurement” (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10-35 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.  The Company also follows ASC 825, “Interim Disclosures about Fair Value of Financial Instruments”, previously referred to as FAS 107-1 to expand required disclosures.

ASC 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820-10-35 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Single Touch Systems Inc.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as of March 31, 2011:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Obligation
on patent acquisitions	-	$152,031	-	$152,031
Convertible debentures -
Related parties	-	$364,198	-	$364,198

13.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

During the three months ended March 31, 2011,  the Company issued 456,119 shares of its common stock of which 356,119 shares were issued in the cashless exercises of 400,000 warrants and 100,000 shares of common stock were issued through an exercise by a Director of 100,000 warrants at a price of $0.01 per share.

During the three months ended March 31, 2010, the Company issued 9,404,589 shares of its common stock of which 9,144,589 shares were issued for $3,105,500 in cash and 210,000 shares were issued to the Company’s legal counsel and outside accountant in exchange for the cancellation of $105,000 due them for past services. The 210,000 common shares issued were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $28,750 during the three-month period. The Company issued 50,000 shares of its common stock to a director for $500 through an exercise of 50,000 warrants. The $500 was paid in May 2011.

Warrants

As indicated, during the three months ended March 31, 2011, the Company issued 356,119 shares of its common stock in the cashless exercises of 400,000 warrants and another 100,000 shares of common stock to a director through the exercise of 100,000 options at a price of $0.01 per share.

Options

On April 22, 2008, the Company adopted its 2008 Stock Option Plan (the “Plan”). Under the Plan, the Company reserved 8,800,000 shares of its common stock to be issued to employees, directors, consultants, and advisors. The exercise price under the Plan cannot be less than the fair market value of the shares on date of grant. In 2008, the Company granted options to employees, directors, and consultants to purchase a total of 8,675,000 shares of the Company’s common stock at price per share of $1.375 per share. The options expire three years from date of vesting, which is as follows:

Number of
Vesting Date	Options
July 28, 2008	6,000,000
July 28, 2009	1,320,000
July 28, 2010	1,355,000
8,675,000

The 6,000,000 options that vested on July 28, 2008 were granted to the Company’s president. These 8,675,000 options were valued at $544,790 using the Black-Scholes Option Model based upon an expected life of 3 years, risk free interest rate of 2.90%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a trading price of $.25 per share. The Company is charging the $544,790 to operations as compensation expense based upon the vesting of the respective options. The Company did not recognize any compensation expense during the three months and six months ended March 31, 2011 or 2010 relating to these options.

In December 2010 our Board of Directors adopted the 2010 Stock Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors.  The total number of shares subject to the 2010 Plan is 15,000,000. The 2010 Plan is administered by our Board of Directors; pursuant to the 2010 Plan the Board granted 9,655,000 options to employees at an exercise price of $0.90 per share expiring three years from the date of the grant. The 9,655,000 options were valued at $903,708 under the Black-Scholes Option Model using a trading price of $0.90 per share, risk free interest rate of 1.99% and volatility of 137%.

Single Touch Systems Inc.

A summary of outstanding stock warrants and options is as follows:

		Weighted Average
	Number of Shares	Exercise Price
Outstanding – September 30, 2010	47,411,820	$.97
Granted	9,655,000	$.90
Exercised	(400,000)	$(.08)
Cancelled	-	$-
Outstanding – December 31, 2010	56,666,820	$.96
Granted	-	$-
Exercised	(500,000)	$(.07)
Cancelled	-	$-
Outstanding – March 31, 2011	56,166,820	$.97

All of the 56,166,820 options and warrants granted are fully exercisable at March 31, 2011.

14.   Commitments and Contingency

Licensing Fee Obligations

The Company has entered into various licensing agreements that require the Company to pay fees to the licensors on revenues earned by the Company utilizing the related license. The amounts paid on each license vary depending on the terms of the related license.

15.   Subsequent Events

In April 2011, the Company paid $320,000 against the balance it owed on its related party debt.

In April 2011, Peltz Capital Management, LLC made a conditional assignment of  the rights to 7,000,000 Company warrants back to the Company.

James Orsini has agreed to accept the position of Chief Executive Officer of the Company. He has also agreed to accept the position of Chief Financial Officer until a permanent Chief Financial Officer is appointed. Upon commencing his employment,  he will also become a director . Mr. Orsini’s employment is expected to commence on May 16, 2011. The term of his employment is for three years unless terminated sooner pursuant to the terms of his employment agreement. If the agreement is not terminated by either party by the third anniversary of the start date, the agreement will automatically renew for a period of two years. Mr. Orsini’s first year’s salary will be $385,000. In addition, after three months of continuous service, he will receive $25,000 as a reimbursement for transitioning costs.

The Company also agreed to grant Mr. Orsini options to purchase 4,500,000 shares of the Company’s common stock, vesting over three years from his start date.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Single Touch Systems
Encinitas, California

We have audited the accompanying consolidated balance sheets of Single Touch Systems ("the Company") as of September 30, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Single Touch Systems as of September 30, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Kansas City, Missouri
December 29, 2010

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED BALANCE SHEETS

	September 30,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$4,040,169	$259,558
Accounts receivable - trade	514,327	104,423
Accounts receivable - related party	36,762	21,748
Prepaid consulting expense	-	1,152,625
Prepaid expenses - other	212,034	31,628

	4,803,292	1,569,982
Total current assets
Property and equipment, net	203,091	233,718

Other assets
Capitalized software development costs, net	305,710	434,765
Intangible assets:
Patents	779,846	100,985
Patent applications cost	428,729
Deferred offering costs	-	-
Deposits and other assets	15,282	15,282

Total other assets	1,529,567	551,032

Total assets	$6,535,950	$2,354,732

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED BALANCE SHEETS - continued

	September 30,
	2010	2009

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$461,364	$1,386,548
Accrued compensation	77,950	715,846
Accrued compensation - related party	-	219,468
Current obligation on patent acquisitions	175,000	-
Current portion of notes payable - related parties	-	1,502,073
Note payable - other	-	1,015,962
Convertible debentures - related parties, including accrued interest,
net of discounts of $575,857	197,280	1,374,104
Convertible debentures and accrued interest, net of discount	-	-
Deferred income	-	-

Total current liabilities	911,594	6,214,001

Long-term liabilities
Obligation on patent acquisitions	141,865
Derivative warrant liability	-	4,712,400

Total liabilities	1,053,459	10,926,401

Stockholders' Equity (Deficit)
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	-	-
Common stock, $.001 par value; 200,000,000 shares authorized,
123,676,892 shares issued and outstanding as of September 30, 2010
and 64,442,417 shares issued and outstanding as of September 30, 2009	123,677	64,442
Additional paid-in capital	118,768,416	92,568,239
Accumulated deficit	(113,409,102)	(101,204,350)
Common stock subscriptions receivable	(500)	-

Total stockholders' equity (deficit)	5,482,491	(8,571,669)

Total liabilities and stockholders' equity (deficit)	$6,535,950	$2,354,732

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	September 30,
	2010	2009

Revenue
Wireless applications	$792,564	$813,019

Operating Expenses
Royalties and application costs	651,028	787,315
Research and development	84,240	127,355
Stock based compensation - non employees	1,185,281	12,694,578
Advisory and consulting services	264,407	336,812
Professional fees	404,381	372,683
Salaries and wages	1,126,770	1,476,647
Officers' compensation	295,250	377,352
Travel expenses	197,613	149,374
Impairment loss	218,776	5,667,898
Depreciation and amortization	611,897	761,716
General and administrative	458,828	411,410
Total operating expenses	5,498,471	23,163,140

Loss from operations	(4,705,907)	(22,350,121)

Other Income (Expenses)
Net gain (loss) on settlement of indebtedness	(2,738,985)	166,153
Changes in fair value of derivative and warrant liability	(3,946,275)	9,119,103
Interest expense	(812,785)	(494,950)

Net (loss) before income taxes	(12,203,952)	(13,559,815)

Provision for income taxes	(800)	(1,026)

Net income (loss)	$(12,204,752)	$(13,560,841)

Basic and diluted loss per share	$(0.14)	$(0.22)

Weighted average shares outstanding	85,055,249	60,767,234

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	September 30,
	2010	2009

Cash Flows from Operating Activities
Net loss	$(12,204,752)	$(13,560,841)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	99,875	101,228
Impairment loss	218,776	5,667,898
Gain on settlement of debt	2,773,437	-
Amortization expense - software development costs	438,445	657,055
Amortization expense - patents	73,578	3,433
Amortization expense - discount of convertible debt	500,000	26,316
Amortization expense - financing fees		50,988
Stock based compensation	1,237,720	12,761,774
(Increase) decrease in assets
(Increase) decrease in accounts receivable	(424,918)	234,271
(Increase) decrease in employee receivables
(Increase) decrease in prepaid expenses	(180,405)	24,838
(Increase) decrease in deposits and other assets
Increase (decrease) in liabilities
Increase (decrease) in accounts payable	(581,332)	261,665
Increase (decrease) in accrued compensation	(526,825)	590,825
Increase (decrease) in accrued compensation
due related party	(206,956)	206,448
Increase (decrease) in accrued expenses	-	(7,544)
Increase (decrease) in accrued interest	162,553	266,265
Increase (decrease) in deferred income		(249,328)
Decrease (increase) in derivative liability	3,946,275	(9,119,103)

Net cash used in operating activities	(4,674,529)	(2,083,812)

Cash Flows from Investing Activities
Acquisition of patents and patent applications	(899,774)	-
Purchase of property and equipment	(69,248)	(19,782)
Capitalized software development costs	(528,166)	(784,207)

Net cash used in investing activities	$(1,497,188)	$(803,989)

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	For the Year Ended
	September 30,
	2010	2009

Proceeds from issuance of common stock	$11,612,005	$551,050
Expenditures relating to private offerings	(312,770)
Proceeds received from related parties	-	1,981,962
Repayments on related party advances	(521,685)	(860,714)
Proceeds from issuance of debt to others	500,000	1,500,000
Repayments on debt to others	(875,222)	(200,000)
Payment relating to modification of terms on warrant agreement	(450,000)	-

Net cash provided by financing activities	9,952,328	2,972,298

Net increase (decrease) in cash	3,780,611	84,497

Beginning balance - cash	259,558	175,061

Ending balance - cash	$4,040,169	$259,558

Supplemental Information:

Interest expense paid	$313,268	$162,713

Income taxes paid	$-	$-

Non-cash investing and financing activities:

For the year ended September 30, 2010

During the year ended September 30, 2010, the Company issued 612,500 common shares in cancellation of professional and consulting fees totaling $373,854. The shares were valued at their respective market value on date of issuance and the Company recognized a loss on the settlement of debt in the amount of $92,426.

During the year ended September 30, 2010, the Company issued a total of 29,911,959 common shares to the Company's President and his wholly owned company in cancellation of convertible debt totaling $2,392,957.

During the year ended September 30, 2010,, the Company issued convertible promissory notes to its President and his wholly owned company evidencing the remaining balances due for loans, accrued interest and accrued compensation totaling $789,182. The Company also recorded a discount on these two notes of $789,182 for the beneficial conversion features of these notes.
The $789,182 was credited to equity.

During the year ended September 30, 2010,, the Company issued 1,607,521 shares in cancellation of notes payable and related accrued interest due third to parties totaling $596,346. The shares were valued at their respective trading price on date of issuance and the Company recognized a loss on the settlement of debt in the amount of $1,831,011.

During the year ended September 30, 2010, the Company recorded a $500,000 discount related to the beneficial conversion feature of the underlying convertible note.

During the year ended September 30, 2010,, the Company received $11,611,005 through various private offerings in consideration for issuing a total of 24,419,927 shares of its common stock and the grant of warrants to purchase 7,367,144 sharers of its common stock (See Note 15).

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

Non-cash investing and financing activities - continued:

In connection with the above private offerings, the Company paid $312,770 in costs and granted warrants to purchase 1,325,342 shares of the Company's common stock at $1 per share. The
Company valued the warrants at their respective market value on the date of the respective grant totaling $558,200. The total offering costs of $870,970 were offset against the proceeds received from the offerings.

During the year ended September 30, 2010, the company issued 150,000 shares of its common stock to a Director through the exercise of an option. The shares were issued for $1,000 in cash and a subscription receivable for $500.

During the year ended September 30, ,2010, the Company charged $1,255,034 to equity relating to the amortization of discounts on related party convertible debt (See Note 10).

During the year ended September 30, ,2010,0, the Company acquired patents and patent applications from an unrelated third party for a total of $831,394 including the down payment of $550,000.

During the year ended September 30, 2010, the Company issued a 1,000,000 shares of stock as part consideration in the settlement with a note holder. The 1,000,000 shares were valued at their respective market value on date of issuing totaling $850,000, which is included in loss on settlement of indebtedness as reflected on the accompanying Statement of Operations.

During the year ended September 30, 2010, the Company recognize $85,094 as compensation for the vesting of 1,355,000 options granted to employees and consultants (See Note 15).

During the year ended September 30, 2010, the Company issued 113,198 shares of its common stock through the cashless exercise of 125,000 warrants (See Note 15).

In October 2008, the Company granted a warrant to an Advisor for services. The warrant allows the Advisor to purchase the greater of 5,952,362 common shares or 5.2% of the outstanding common shares of the company, calculated on a fully dilutive basis. The terms of the warrant also allow for a cashless exercise. The warrant was originally valued at $13,831,504 and capitalized as a prepaid expense. It is being charged to operations over the one year term of the consulting agreement. Under the original terms of the warrant, the Company considered it to be a derivative and the fair value of the warrant was treated as a liabiliy. On September 29, 2010, the terms of the warrant were modified. Under the modified terms, the warrant was considered an equity instrument and the liability at the modification date amounting to $8,658,675 was reclassified to addiitonal paid-in capital. In connection with the modified warrant terms, the Company paid $450,000 to the warrant holders and is obligated at Septemeber 30, 2010 to reimburse the warrant holder for legal fees totalling $30,000. (See Note 15).

During the year ended September 30, 2009, the Company charged $1,162,038 to equity relating to the amortization of discounts on related party convertible debt (See Note 10)

During the year ended September 30, 2009, the Company issued 90,000 shares of its common stock through the exercise of warrants. The total exercise price amounted to $1,050.

In June 2009, the Company issued 3,666,667 shares of its common stock and granted warrants to purchase 1,833,334 shares of its common stock in consideration for patents and other intellectual property. The property was valued at the fair value of the shares issued and warrants granted totaling $5,470,851. As of September 30, 2009 it was determined that the fair value of the patents amounted to $104,418, The remaining balance of $5,366,433 was deemed impaired and charged to operations.

In August 2009, the Company borrowed $500,000 through the issuance of a convertible note.
The Company recorded a discount against the principal of $26,316 which was allocated to the beneficial conversion feature of the note. In September 2009, principal and accrued interest totaling $504,830 was converted into 531,400 shares of the Company's common stock.
The discount of $26,316 was charged to operations and is included in interest expense.

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC
STATEMENT OF STOCKHOLDERS' (DEFICIT)
FROM OCTOBER 1, 2008 THROUGH SEPTEMBER 30, 2010

			Additional		Common
	Common Stock		Paid-in	Accumulated	Shares
Liabilities and Stockholders' Equity (Deficit)	Shares	Amount	Capital	Deficit	Subscribed	Total

Balance - October 1, 2008	59,505,540	$59,505	$87,099,272	$(87,643,509)	$-	$(484,732)
Shares issued for cash	648,810	649	549,351	-	-	550,000
Shares issued in exercise of warrants	90,000	90	960	-	-	1,050
Shares issued in cancellation of convertible debt
and accrued interest	531,400	531	504,298	-	-	504,829
Acquisition of intellectual property	3,666,667	3,667	5,467,184	-	-	5,470,851
Recognition of beneficial conversion feature on
issuance of convertible debt	-	-	26,316	-	-	26,316
Compensation recognized on vesting of option grants	-	-	82,896	-	-	82,896
Amortization of beneficial conversion feature on
related party debt	-	-	(1,162,038)	-	-	(1,162,038)
Net loss for the year ended September 30, 2009	-	-	-	(13,560,841)		(13,560,841)
Balance - September 30, 2009	64,442,417	64,442	92,568,239	(101,204,350)	-	(8,571,669)
Shares issued for cash	24,519,927	24,520	11,587,485	-	-	11,612,005
Compensation to placement agents on warrant grants	-	-	558,200	-	-	558,200
Offering costs - cash	-	-	(312,770)	-	-	(312,770)
Offering costs - compensation recognized on	-	-		-	-	-
warrant granted to placement agents	-	-	(558,200)	-	-	(558,200)
Reclass of warrant liability due to permanent equity pursuant to	-	-		-	-	-
Stockholders' Equity (Deficit)	-	-	8,658,675	-	-	8,658,675
Shares issued in cashless exercise of warrants	113,198	113	(113)	-	-	-
Shares issued in cancellation of convertible debt	-	-		-	-	-
and accrued interest	32,938,850	32,939	5,312,541	-	-	5,345,480
Shares issued in cancelation of payables for professional services	612,500	613	465,667	-	-	466,280
Recognition of beneficial conversion feature on	-	-		-	-	-
issuance of convertible debt	-	-	1,289,181	-	-	1,289,181
Compensation recognized on vesting of option grants	-	-	85,094	-	-	85,094
Amortization of beneficial conversion feature on	-	-		-	-	-
related party debt			(1,255,033)	-	-	(1,255,033)
Shares issued pursuant to settlement agreement	1,000,000	1,000	849,000	-	-	850,000
Shares issued pursuant to subscription receivable	50,000	50	450	-	(500)	-
Payment under terms of modified warrant agreement		-	(480,000)	-	-	(480,000)
Net loss for the year ended September 30, 2010	-	-		(12,204,752)	-	(12,204,752)
					-	-
	123,676,892	$123,677	$118,768,416	$(113,409,102)	$(500)	$5,482,491

See accompanying notes.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

1. Organization, History and Business

Single Touch Systems Inc. (“the Company’) was incorporated in Delaware on May 31, 2000, under its original name, Hosting Site Network, Inc.  On May 12, 2008, the Company changed its name to Single Touch Systems Inc.

On July 24, 2008, the Company acquired all of the outstanding shares of Single Touch Interactive, Inc. (“Interactive”), a company incorporated in the state of Nevada on April 2, 2002, in exchange for issuing 42,967,554 shares of its common stock. For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby Interactive’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at Interactive’s historical cost, as the Company had nominal assets, liabilities and operations before the reverse acquisition.

The Company develops software applications utilized by end users in downloading images, ringtones, games, and other content into their cell phones and other wireless communication devices.

On May 27, 2008, Interactive declared a 1-for-2 reverse split of its common stock.  All references in the accompanying financial statements to the number of shares outstanding and per-share amounts have been restated to reflect this stock split.

2. Summary of Significant Accounting Policies

Reclassification

Certain reclassifications have been made to conform the 2009 amounts to 2010 classifications for comparative purposes.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Single Touch Systems Inc. and its wholly owned subsidiaries, Single Touch Interactive, Inc, and HSN, Inc. (an inactive company formed in New Jersey on August 21, 2001). Intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104.  As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable.  Sales are recorded net of sales discounts.

Revenue is derived from licensing of the Company’s wireless applications to various telecommunication companies. Under the terms of the various licensing agreements, the Company receives a fee, net of revenue sharing and other costs, each time its application is utilized by the end user. Revenue is recognized in the month the application is utilized. The Company records its revenue pursuant to Accounting Standards Codification (“ASC”) Topic 605-45-45 “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Advanced licensing fees received with minimum guarantees where it cannot determine the fee earned are recognized in income on the straight line basis over the term of the license in accordance with ASC Topic 928-605-25, “Financial Reporting in the Record and Music Industry.”

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired. As of September 30, 2010, the Company established an allowance for doubtful accounts totaling $13,463.

Property and Equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation is computed on the straight-line and accelerated methods for financial reporting and income tax reporting purposes based upon the following estimated useful lives:

Software development	2- 3 years
Equipment	5 years
Computer hardware	5 years
Office furniture	7 years

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  During the year ended September 30, 2010, the Company recognized impairment losses totaling $218,776 pertaining to certain abandoned software development costs. At September 30, 2009, the Company recorded an impairment loss for certain software development costs totaling $301,465 and an impairment loss on acquired patents totaling $5,366,433 (See Note 6).

Prepaid Royalties

The Company’s agreements with licensors and developers generally provide it with exclusive publishing rights and require it to make advance royalty payments that are recouped against royalties due to the licensor or developer based on product sales. Prepaid royalties are amortized on a software application-by-application basis, based on the greater of the proportion of current year sales to total current and estimated future sales or the contractual royalty rate based on actual net product sales. The Company continually evaluates the recoverability of prepaid royalties, and charges to operations the amount that management determines is probable that will not be recouped at the contractual royalty rate in the period in which such determination is made or at the time the Company determines that it will cancel a development project. Prepaid royalties are classified as current and non-current assets based upon estimated net product sales within the next year.

Capitalized Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Company’s software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Company continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to consulting services.

Stock Based Compensation

The Company accounts for stock-based compensation under ASC Topic 505-50, formerly SFAS No. 123R, "Share-Based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.”  These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During the year September 30, 2010, the Company recognized stock based compensation expense of $1,152,626 from the granting of a common stock warrant to an advisor and $85,094 on the vesting of options to purchase 1.355,000 shares of the Company’s common stock (See Note 15). During the year ended September 30, 2009, the Company recognized stock based compensation expense of $12,678,878 from the granting of a common stock warrant to the same advisor (See Note 15) and $82,896 from the vesting of options granted to certain employees, directors and consultants in 2008. Of the $12,761,774 in stock-based compensation, a total of $12,694,578 was attributed to consulting expense, $12,560 was included in officers’ compensation and $54,636 was included in salaries and wages.

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares as of September 30,2010 that have been excluded from the computation of diluted net loss per share include 38,516,831 warrants, 8,675,000 options, and $673,626 of debt convertible into 1,820,610  shares of the Company’s common stock. Potential common shares as of September 30, 2009 that have been excluded from the computation of diluted net loss per share include 29,119,334 warrants, 8,675,000 options, and $2,415,660 of debt convertible into 30,195,747 shares of the Company’s common stock.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time-to-time exceed the federally insured limit.

During the year ended September 30, 2010, significantly all of the Company’s revenue was generated from contracts with eight customers. During the year ended September 30, 2009, significantly all of the Company’s revenue was generated from contracts with ten customers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense or equity (if the debt is due to a related party), over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740”Income Taxes” (formerly Statement of Financial Accounting Standards 109). The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605). ASU 2010-17 provides guidance on applying the milestone method of revenue recognition in arrangements with research and development activities. The Company does not expect this ASU to have a material impact on its revenue recognition when adopted for our fiscal year beginning January 1, 2011.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

3. Accounts Receivable

Fees earned but not paid as of September 30, 2010 and 2009, net of any revenue sharing, amounted to $551,089 and $126,171, respectively. Of the amounts due, $36,762 and $21,478 are due at September 30, 2010 and 2009, respectively, from a related party (see Note 12 - Related Party Transactions).

4. Property and Equipment

The following is a summary of property and equipment:

	September 30,
	2010	2009
Computer hardware	$571,039	$501,791
Equipment	46,731	46,731
Office furniture	37,194	37,194
	654,964	585,716
Less accumulated depreciation	(451,873)	(351,998)
	$203,091	$233,718

Depreciation expense for the year ended September 30, 2010 and 2009 was $99,875 and $101,228, respectively.

5. Capitalized Software Development Costs

The following is a summary of capitalized software development:

	September 30,
	2010	2009
Beginning balance	$434,765	$609,078
Additions	528,166	784,207
Amortizations	(438,445)	(657,055)
Charge offs	(218,776)	(301,465)
Ending balance	$305,710	$434,765

Amortization expense for the remaining estimated lives of these costs are as follows:

Year Ending September 30,
2011	$208,966
2012	96,744
$305,710

6. Intangible Assets

On June 2, 2009, the Company entered into an Intellectual Property Rights Purchase and Transfer Agreement (“Agreement”) with Streamworks Technologies, Inc., a Delaware corporation (“Streamworks”). Pursuant to the Agreement, the Company acquired a portfolio of sixteen patents and patent applications related primarily to the management, streaming and routing of electronic media. In consideration for the portfolio, Streamworks received 3,666,667 common shares of the Company and warrants to purchase 1,833,334 shares of the Company’s common stock at an exercise price of $2.30 per share for a period of two years.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

In addition, non-compete agreements were provided to the Company by certain management of Streamworks and the Company provided Streamworks with registration rights covering the common shares issued pursuant to the agreement.

The Company valued the intellectual property at the fair value of the common shares and warrants provided totaling $5,470,851. The property purchased has not reached technological feasibility. Therefore, the Company valued the technology at its estimated fair value of $104,418 and recognized an impairment loss during the year ended September 30, 2009 of $5,366,433. The Company is amortizing the technology’s estimated fair value of $104,418 over its seven year estimated life. The Company incurred additional legal fees associated with the patent applications during the year ended September 30, 2010 of $37,163. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.  On March 30, 2010, the Company was issued US Patent 7,689,706 “System and Method for Streaming Media”. The costs associated with this patent of $3,116 is being amortized over the patent’s estimated useful life of 7 years.

On December 14, 2009, the Company’s president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred. Of the $244,840 total, $42,638 is allocated to the cost of the patent and $202,472 is allocated to the various patent applications.  The Company incurred additional legal fees associated with the patent applications during the year ended September 30, 2010 of $64,384. Costs associated with patent applications are not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.

On March 15, 2010, the Company purchased six patents and three patent applications from an unrelated third party for $900,000 of which $550,000 was paid on the execution of the purchase agreement. $175,000 is due on or before March 15, 2011 and the final installment of $175,000 is due on or before March 15, 2012. As the agreement did not provide for any stated interest on the payments, the Company was required to impute interest on the payment stream The Company present valued the payments at $831,394 using an effective interest rate of 15% in its computation .Of the $831,394, $706,685 was allocated to the purchased patents and $124,709 was allocated to the patent applications. The patents are being amortized over 7 years. The value assigned to the patent applications is not being amortized. Upon the issuance of a patent, its respective cost will be amortized over the patent’s estimated useful life. Costs associated with abandoned applications are charged to operations.  The Company granted the Seller a license to utilize all acquired patents over their respective lives on a world-wide basis for no consideration. In addition, the Company is required to reserve for the Seller ten abbreviated dialing codes for a five year period.

Amortization charged to operations for the year ended September 30, 2010 and 2009 totaled $73,578 and $3,433, respectively.

A schedule of amortization expense over the estimated life of the patents is as follows:

Patent costs	$856,857
Less accumulated amortization	(77,011)
$779,846

A schedule of amortization expense over the estimated life of the patents is as follows:

Year Ending September 30,
2011	$122,904
2012	122,904
2013	122,904
2014	122,904
2015	122,904
Thereafter	165,327
$779,847

7. Income Taxes

As of September 30, 2010, for income tax purposes, the Company has unused operating loss carryforwards of approximately $24,000,000, which may provide future federal tax benefits of approximately $8,100,000 which expire in various years through 2030 and future state benefits of approximately $2,100,000 which expire in various years through 2020.

An allowance of $10,200,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize. Timing differences between expenses deducted for income tax and deducted for financial reporting purposes are insignificant and have no material impact to the differences in the reporting of income taxes.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

The provisions for income tax expense for the year ended September 30, 2010 and 2009 are as follows:

	2010	2009
Current
Federal	$-	$-
State	800	1,026
Total income tax expense	$800	$1,026

8. Obligation on Patent Acquisitions

As discussed in Note 6, the Company acquired six patents and three patent applications for a payments totaling $900,000 of which $550,000 was paid. The remaining $350,000 is payable in two annual installments of $175,000 each. The patents have been pledged as collateral against the remaining balance due. As the agreement did not provided for any stated interest on the remaining two payments, the Company imputed interest at an annual rate of 15% and present valued the remaining payments to $281,394. Interest accrued and charged to operations for the year ended September 30, 2010 and 2009 totaled $35,135 and $0, respectively. Following is the maturities of the long-term portion of the obligation:

March 31, 2012	$175,000
Less imputed interest	(33,135)
$141,865

9. Convertible Debt

In March 2010, the Company received $500,000 in consideration for issuing a convertible note and warrants to purchase 1,000,000 shares of the Company’s common stock.  The note is assessed interest at a rate of 12% per annum and accrued interest is required to be paid quarterly commencing on June 30, 2010. Principal is convertible into shares of the Company’s common stock at a price of $0.37 per share. On August 10, 2010, the principal and accrued interest totaling $525,166 was converted into 1,419,370 shares of the Company’s common stock.

The warrants are exercisable into common shares commencing March 12, 2010 at a price of $0.75 per share and expire on March 12, 2012.

As required, the Company valued the warrants and conversion feature of the note. The value of these instruments totaled $500,000, which was recorded as a discount against the note’s outstanding balance. The discount is amortized to interest expense over the life of the debt using the effective interest method. During the year ended September 30, 2010,  the full amount of the $500,000 discount was fully charged to interest expense as the note was converted during the year.

Interest charged to operations relating to this note for the year ended September 30, 2010 and 2009 was amounted to $25,166 and $0 respectively.

10. Related Parties – Loan Activities

Note payable - officer

The Company’s president has assisted in funding the operations of the Company through loan advances of which a portion have been repaid.  Initially, the outstanding balance, including accrued interest assessed at a rate of 8% per annum, was fully due and payable on December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due him on that date including accrued interest and accrued compensation totaling $2,319,512 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share. On June 28, 2010, the Company’s president elected to convert the principal balance due of $2,319,512 into 28,993,896 shares of the Company’s common stock.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor's Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $2,319,512 that was charged to equity.  The convertible debt was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $2,319,512. The discount is amortized to equity over the life of the debt using the effective interest method.

Interest charged to operations relating to this note for the year ended September 30, 2010 and 2009 amounted to $133,867 and $180,861 respectively.

For the year ended September 30, 2010 and 2009, the Company charged $1,009,373 and $1,126,373 respectively, to equity on the amortization of the discount.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

On June 28, 2010, the Company issued its President a new convertible promissory note totaling $155,531, which consisted of the remaining accrued interest due him on the above indicated converted note totaling $31,950 and accrued compensation due him  (net of payroll taxes) totaling $123,581.  The new note accrues interest at an annual rate of 1% and the principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share. The President has the right to convert at anytime up to June 27, 2011, the maturity date of the note. Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. During the year ended September 30, 2010, $14,900 was repaid to the President on this note. Interest charged to operations relating to this note for the year ended September 30, 2010 amounted to $8.

The Company valued the conversion feature of the note at $155,531 using the Black-Scholes Option Model and was recorded as a discount against the note’s outstanding balance. The discount is amortized to equity over the life of the debt using the effective interest method.  For the year ended September 30, 2010, the Company charged $50,916 to equity on the amortization of the discount.

Note Payable - Activate, Inc.

Activate, Inc. (“Activate”), a corporation wholly owned by the Company’s President, has advanced the Company $50,000. Under the originally terms of the loan, the advance was assessed interest at an annual rate of 8% and was fully due and payable with accrued interest in December 2010. On July 24, 2008, the Company modified the terms of the debt and the balance due to Activate on that date, including accrued interest, totaling $73,445 was evidenced by a convertible promissory note bearing interest at an annual rate of 8%. Interest is payable monthly and the principal outstanding balance is payable on demand. If no demand is made, than the principal balance and any accrued interest is fully due and payable on July 15, 2010. Any portion of the outstanding principal loan balance is convertible into shares of the Company’s common stock at a price of $0.08 per share.  On June 28, 2010, Activate converted the principal balance due it of $73,445 into 918,063 shares of the Company’s common stock.

The Company accounted for the modification of the debt pursuant to EITF 96-19 “Debtor's Accounting for a Modification or Exchange of Debt Instruments” and APB Opinion 26 (ASC Topic 470-50), and recognized a gain on the modification of $73,445 that was charged to equity.  The convertible debt was recorded net of a discount that includes BCF amounting to $73,445. The discount is amortized to equity over the life of the debt using the effective interest method.

On June 28, 2010, the accrued interest on the converted note totaling $8,297 was incorporated into a new convertible promissory note as discussed below. Interest charged to operations relating to this note for the year months ended September 30, 2010 and 2009 amounted to $4,292 and $5,875, respectively.

For the year ended September 30, 2010 and 2009, the Company charged $31,972 and $35,666, respectively, to equity on the amortization of the discount.

During the year ended September 30, 2009 Activate advanced the Company an additional net amount of $795,397. During the year ended September 30, 2010, the Company repaid $504,000 on these advances. The advances bear interest at a rate of 8% and the outstanding balance is fully due and payable on demand.  Interest accruing on the advances and charged to operations during the year ended September 30, 2010 and 2009 amounted to $30,511 and $23,638, respectively.  The balance of the outstanding advances and related accrued interest at June 28, 2010 amounted to $345,567 was converted into a new convertible promissory note as discussed below.

In June 2009, Activate purchased a $250,000 promissory note from a debtor of the Company and assumed all of his rights and interest in the note.  The note bears interest at an annual rate of 10%. Interest accruing on this note and charged to operations during the year ended September 30, 2010 and 2009 amounted to $19,822 and $9,965, respectively. The balance of the Note at June 28, 2010 including accrued interest totaling to $279,787 was incorporated into a new promissory note as discussed below.

As indicated above, on June 28, 2010, the Company issued Activate a new convertible promissory note totaling $633,651, which accrues interest at an annual rate of 1%. The principal balance owed is convertible into shares of the Company’s common stock at a price of $0.37 per share.  Activate has the right to convert at anytime up to June 27, 2011, the maturity date of the note.  Any remaining principal and unpaid accrued interest is fully due and payable on the maturity date. During the year ended September 30, 2010, $2,785 was repaid to the Activate on this note. Interest charged to operations relating to this note for the year ended September 30, 2010 amounted to $1,631.

The Company valued the conversion feature of the note at $633,651 using the Black Scholes Option Model and was recorded as a discount against the note’s outstanding balance. The discount is amortized to equity over the life of the debt using the effective interest method.  For the year ended September 30, 2010, the Company charged $162,408 to equity on the amortization of the discount.

Other Related Party Loans

A Company director advanced funds $199,500 to the Company. The balance of the advances began accruing interest in December 2008 at an annual rate of 8%. Interest accrued and charged to operations during the year ended September 30, 2010 and 2009 amounted to $11,893 and $13,118, respectively. The total balance owed as of June 28, 2010 including accrued interest of $224,511 was cancelled in exchange for the issuance of 606,768 shares of the Company’s common stock. The shares were valued at $916,219 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $691,708, which is the difference between the amount due and the market value of the shares issued.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

11. Notes Payable - Other

On December 5, 2008, the Company entered into a Loan and Security Agreement with a third party for a total loan of $1,000,000. Proceeds from the loan were net of loan fees incurred by lender. The loan bears interest at an annual rate of 10% per annum and accrued interest is payable 90 days after the loan proceeds are received. All related party debt is subordinate to this loan. The loan has been guaranteed by the Company’s President, and is secured by the Company’s assets.

In June 2009, the Parties entered into a Change in Terms Agreement. Under the terms of the agreement, the maturity date of the loan was initially extended to July 31, 2009. In consideration for the extension, the Company paid an interest payment of $25,000 and agreed to a loan extension fee of $25,000 that increased the amount the principal balance of the note. In addition, the Agreement required the Company to pay $300,000 by July 5, 2009.

The Agreement allowed for further extensions assuming the Company was not in default as of July 31, 2009. To extend the maturity date to August 31, 2009, the Company was required make additional payments to the noteholder of no less than $300,000 by July 31, 2009, pay an extension fee of $25,000 due by July 31, 2009, and pay all interest that has accrued to July 31, 2009.  A final extension to September 30, 2009 was available providing the Company made additional payments to the noteholder of no less than $300,000 by August 31, 2009, paid an extension fee of $25,000 by August 31, 2009, and paid all interest that had accrued through August 31, 2009.

The Company made principal repayments of $200,000 during the year ended September 30, 2009 and paid loan fees totaling $75,000 that were charged to operations during that period.  On March 29, 2010, the Company made a payment including principal and accrued interest totaling of $431,000.  The Company paid the remaining balance due of $400,000 on May 12, 2010. Interest charged to operations during the year ended September 30, 2010 and 2009 amounted $27,222 and $100,222, respectively.  In complete settlement and release of this obligation, on September 30, 2010, the Company issued the note holder 1,000,000 shares of its common stock. The shares were valued at the respective market value of $850,000, which was charged to operations and included in loss on settlement of indebtedness.

An unrelated third party advanced a total of $134,500 to the Company. Interest accrued and charged to operations during the year ended September 30, 2010 and 2009 amounted to $8,018 and $6,014, respectively. The total balance owed as of June 28, 2010 including accrued interest of $148,532 was cancelled in exchange for the issuance of 399,356 shares of the Company’s common stock. The shares were valued at $603,027 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $454,495, which is the difference between the amount due and the market value of the shares issued.

An unrelated third party advanced a total of $50,085 to the Company. Interest accrued and charged to operations during the year ended September 30, 2010 and 2009 amounted to $3,886 and $0. The total balance owed as of June 28, 2010 including accrued interest of $53,971 was cancelled in exchange for the issuance of 145,344 shares of the Company’s common stock. The shares were valued at $219,469 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $165,498, which is the difference between the amount due and the market value of the shares issued.

An unrelated third party advanced a total of $150,000 to the Company. Interest accrued and charged to operations during the year ended September 30, 2010 and 2009 amounted to $8,942 and $10,389. The total balance owed as of June 28, 2010 including accrued interest of $169,331 was cancelled in exchange for the issuance of 456,053 shares of the Company’s common stock. The shares were valued at $688,640 based upon the trading price of the shares on the date of cancellation. The Company recognized a loss on the transaction of $519,309, which is the difference between the amount due and the market value of the shares issued.

12. Other Related Party Transactions

The Company entered into an agreement with Activate, Inc., a corporation wholly owned by the Company’s President. Activate holds a license on certain applications on which the Company licensed to a third party Activate has sublicensed the applications to the Company and in consideration, receives 3% of all net revenue generated under the license. Activate collects the revenue generated under this license and pays 97% of the amounts collected to the Company.

On December 14, 2009, the Company's president assigned all of his rights in a patent and various patent applications for a total of $244,840, which represented the total legal fees he incurred relating to the property transferred.

In March 2010, a Company director exercised warrants to purchase 50,000 shares of the Company’s common stock for $500. The director did pay the $500 at the time of the shares were issued and the $500 was recorded as a receivable.  In June 2010, the same director exercised warrants to purchase 100,000 shares of the Company’s common stock for a cash payment of $1,000.

As discussed in Note 16, the Company leases certain computer and other assets from Soapbox Mobile, Inc. The Company’s President is a majority shareholder of Soapbox Mobile, Inc.

13. Fair Value

The Company’s financial instruments consist principally of notes payable, convertible debentures and a derivative warrant liability.   Notes payable and convertible debentures are financial liabilities with carrying values that approximate fair value.  The Company determines the fair value of notes payable

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

and convertible debentures based on the effective yields of similar obligations.  The Company determines the fair value of its derivative warrant liability based upon the trading prices of its common stock on the date of issuance and when applicable, on the last day of the quarter. The Company uses the Black-Scholes Option Model in valuing the fair value of its derivative warrant liability.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), previously referred to as SFAS No. 157.  ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. ASC 820-10-35, “Fair Value Measurements and Disclosures - Subsequent Measurement” (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10-35 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.  The Company also follows ASC 825 “Interim Disclosures about Fair Value of Financial Instruments”, previously referred to as FAS 107-1 to expand required disclosures.

ASC 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820-10-35 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company utilizes the best available information in measuring fair value. The following table summarizes, by level within the fair value hierarchy, the financial assets and liabilities recorded at fair value on a recurring basis as of September 30, 2010:

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Liabilities
Obligation on patent
acquisitions	-	$316,865	-	$316,865
Convertible debentures -
Related parties	-	$197,280	-	$197,280

14. Deferred Income

In December 2005, the Company received $2,000,000 in connection with an option agreement and related service agreement. Under the terms of the option agreement, the third party payer had until July 30, 2006 to exercise the option to acquire the Company. The option was not exercised and the $2,000,000 is treated as an advance against royalties earned by the Company on the use of an application licensed to the third party payer.

Under the service agreement, the Company provides the application for the first four months at no cost, but is entitled to reimbursement for any direct pass through third party costs paid by the Company relating to the use of the licensed technology and related service. Thereafter the Company nets $.175 per transaction on the delivery of any mobile content to the third Party payer through the utilization of the application for a period of up to three years. As the $2,000,000 advance is not refundable, the Company is amortizing it into revenue evenly over the remaining 29 months of the license agreement pursuant to SFAS No. 50 (ASC Topic 928-10). Therefore on a monthly basis, the Company is reporting revenue relating to this license agreement the greater of the transaction fee earned or $68,966 ($2,000,000/29 months). In addition, during the first four months of the contract, the Company received the revenue generated under the service agreement as a contingency against future costs associated with the first four months of the agreement. The amount received during the four months totaled $488,952. The Company is also amortizing it into revenue on the straight-line basis pursuant to SFAS No. 50 (ASC Topic 928-10). Revenue recognized during the year ended September 30, 2010 and 2009 under this agreement amounted to $0 and $249,329, respectively.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

15. Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

During the year ended September 30, 2010, the Company issued a total of 59,234,475 shares of its common stock of which 24,419,927 shares were issued for $11,611,005 in cash, 150,000 shares were issued to a director of the Company for cash of $1,000 and a $500 subscription receivable, 612,500 shares were issued to professional and consultants in exchange for the cancellation of $373,304 due them for past services, 3,026,891 shares were issued in cancellation of notes payable and accrued interest totaling $1,121,513, 29,911,959 shares were issued on the conversion of debt due the Company’s president and his wholly owned company totaling $2,392,957 and 113,198 shares were issued to an advisor in a cashless exercise of 125.,000 warrants ,and 1,000,000 shares were issued to a note holder under the terms of a settlement and release agreement. The 612,500 shares issued to professional and consultants were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $57,975 during year. The 1,607,520 shares issued in cancellation of notes payable and accrued interest were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $1,831,011 during year. The 1,000,000 shares issued under the settlement agreement were valued at the trading price of the shares on their respective date of issuance and the Company recognized a loss on the issuances totaling $850,000 during year.

During the year ended September 30, 2009, the Company issued a total of 4,936,877 shares of its common stock of which 648,810 shares were issued for $550,000 in cash, 3,666,667 shares in consideration for receiving patents and other intellectual properties (see Note 6), 90,000 shares through exercises of 90,000 warrants, and 531,400 shares of its common stock in consideration for the cancellation of $504,829 of convertible debt. The Company received $1,050 through the issuance of the 90,000 common shares in connection with the exercise of the warrants.

Warrants

In connection with the above-indicated Company’s private offering of 24,419,927 shares of its common stock during the year ended September 30, 2010, the Company issued warrants to purchase 7,367,145 shares of the Company’s common stock at exercise prices ranging from $0.75 to $1.50 per share that expire in various dates commencing in November 2011 through July 2013. In connection with certain private placements, the Company granted warrants to purchase a total of 1,325,342 shares of the Company’s common stock at a price of $1 per share. As discussed in Note 9, the Company received $500,000 in March 2010 in consideration for issuing a convertible note and warrants to purchase 1,000,000 shares of the Company’s common stock at $0.75 per share. Such warrants expire on March 12, 2012.

On October 30, 2008, the Company entered into a Non-exclusive Special Advisory Services Agreement with Peltz Capital Management, LLC, a Delaware limited liability company (“Peltz”). The Agreement ended on October 31, 2009. In consideration for the services rendered, the Company granted Peltz a warrant pursuant to the Warrant and a Registration Rights Agreement (“Warrant Agreement”) for the purchase of the greater of Five Million Nine Hundred Fifty Two Thousand Three Hundred Sixty Two (5,952,362) shares of common stock of the Company or 5.2% of the total outstanding common stock of the Company, computed on a fully dilutive basis. Initially, the warrant exercise price was $2.10 per share and expires five years from the date of grant. The Warrant Agreement contains various penalty and non-dilution clauses which if triggered could reduce the exercise price of the warrants and/or require the company to issue additional warrants. The Warrant Agreement contains cashless exercise provisions and the Registration Rights Agreement provides some contingent registration rights as described in the agreement. As of September 30, 2009, the number of common shares to be issued under the Warrant Agreement totaled 11,000,000 with an adjusted exercise price of $0.80 per share.

The initial 5,952,362 warrants were valued at $13,831,503 using the Black-Sholes Option Model based upon an expected life of 5 years, risk free interest rate of 2.84%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a trading price of $3.00 per share. The Company charged the $13,831,503 to operations as compensation expense over the initial twelve months of the agreement. Consulting expense charged to operations during the year ended September 30, 2010 and 2009 totaled $1,152,626 and $12,678,878, respectively.

The Company has accounted for the terms of the Warrant Agreement pursuant to ASC Topic 815-40 “Contracts in Entity’s Own Equity” and initially recorded the $13,831,503 as a derivative liability. As September 30, 2009, the Company valued the  liability at $4,712,400 using the Black-Sholes Option Model based upon an expected life of 4.09 years, risk free interest rate of 2.31%, expected volatility of approximately 133%, and a per share market price of the Company’s underlying stock of $0.54. The $9,119,103 decrease in the derivative liability was credited to operations in the year ended September 30, 2009.

During the year ended September 30, 2010, the Company issued 113,198 shares of its common stock to Peltz through a cashless exercise of 125,000 warrants. On September 29, 2010, the terms of the Warrant Agreement were modified. Under the terms of the modified agreement, the conversion price was reduced to $0.08 per share and the Company paid Peltz $450,000 and is required to reimburse Peltz $30,000 for legal fees it incurred in modification agreement. The Company accrued the $30,000 as of September 30, 2010 and the obligation is included in accrued expenses. The modified terms require the Company to file a registration statement with the Securities Exchange Commission registering 3,875,000 shares. Once the registration statement becomes effective, 7,000,000 of the remaining 10,875,000 warrants will be assigned back to the Company. The Registration statement is to be effective no

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

later than March 23, 2011. The modified terms also include significant penalties if the registration ceases to remain effective until all 3,875,000 shares are sold or if the Company or its officers impact Peltz’ ability to exercise and sell the 3,875,000 shares.  Due to the modified terms of the warrant, the Company no longer considers the warrant to be a derivative instrument and the liability at September 29, 2010 of $8,658,675 was reclassed as permanent equity to additional paid-in capital.

In February 2009, warrants for 10,000 shares of the Company’s common stock were exercised at a total purchase price of $150.

In June 2009, the Company granted warrants in connection with the purchase of intellectual property to purchase 1,833,334 shares of common stock at purchase price $2.30 per share. The warrants expire on June 2, 2011. The Company valued the warrants at $887,517 using the Black-Sholes Option Model based upon an expected life of 2 years, risk free interest rate of 0.96%, expected volatility of approximately 101%, and a per share market price of the Company’s underlying stock of $1.25. The $887,517 was included in the cost of the property acquired (See Note 6).

In July 2009, warrants for 30,000 shares of the Company’s common stock were exercised at a total purchase price of $300.

In August 2009, warrants for 50,000 shares of the Company’s common stock were exercised at a total purchase price of $500.

Options

On April 22, 2008, the Company adopted its 2008 Stock Option Plan (the “Plan”). Under the Plan, the Company reserved 8,800,000 shares of its common stock to be issued to employees, directors, consultants, and advisors. The exercise price under the Plan cannot be less than the fair market value of the shares on date of grant. In 2008, the Company granted options to employees and consultants to purchase a total of 8,675,000 shares of the Company’s common stock at price per share of $1.375 per share. The options expire three years from date of vesting, which is as follows:

Number of
Vesting Date	Options
July 28, 2008	6,000,000
July 28, 2009	1,320,000
July 28, 2010	1,355,000
8,675,000

The 6,000,000 options that vest on July 28, 2008 were granted to the Company’s president. These 8,675,000 options were valued at $544,790 using the Black-Sholes Option Model based upon an expected life of 3 years, risk free interest rate of 2.90%, and expected volatility of 94%. At the date of grant, the Company’s common stock had a market value of $.25 per share. The Company is charged the $544,790 to operations as compensation expense based upon the vesting of the respective options. For the year ended September 30, 2010 and 2009, compensation charged to operations totaled $85,094 and $86,094, respectively.

A summary of outstanding stock warrants and options is as follows:

		Weighted Average
	Number of Shares	Exercise Price
Outstanding – September 30, 2008	25,051,000	$1.20
Granted	12,833,334	$1.01
Exercised	(90,000)	$(.01)
Cancelled	-	$-
Outstanding – September 30, 2009	37,794,334	$1.08
Granted	9,692,487	$.93
Exercised	(275,000)	$(.04)
Cancelled	-	$-
Outstanding – September 30, 2010	47,211,821	$1.04

All of the 47,211,821 options and warrants are currently exercisable.

SINGLE TOUCH SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 and 2009

16. Commitments and Contingency

Operating Leases

The Company leases office space in Encinitas, California under an agreement that expires on July 31, 2010. In addition to paying rent, the Company is also required to pay its pro rata share of the property’s operating expenses. Rent expense for the year ended September 30 2010 and 2009 was $101,472 and $108,135, respectively.

The Company leases from Soapbox Mobile, Inc. the use of servers, certain other equipment, fixtures and furniture, an analytic platform and other software, and certain service accounts to us from February 2008 through June 2010 at a monthly rate of $4,000 and has been providing them to us since July 1, 2010 at a monthly rate of $7,500. Rent expense for the year ended September 30 2010 and 2009 was $58,500 and $48.000, respectively. During the three months ended September 30, 2010, the Company prepaid $45,000 towards the lease. The $45,000 is included in prepaid expense on the Company’s balance sheet. The Company’s President is a majority shareholder of Soapbox Mobile, Inc.

Licensing Fee Obligations

The Company has entered into various licensing agreements that require the Company to pay fees to the licensors on revenues earned by the Company utilizing the related license. The amounts paid on each license vary depending on the terms of the related license.

17. Subsequent Events

On November 1, 2010, the Company issued Peltz 91,753 shares of its common stock through a cashless exercise of 100,000 warrants.

On November 11, 2010, the Company issued Peltz 92,000 shares of its common stock through a cashless exercise of 100,000 warrants.

On December 2, 2010, the Company issued Peltz 182,222 shares of its common stock through a cashless exercise of 200,000 warrants.

On December 9, 2010, the Company issued 3,000,000 shares of its common stock to its President. The shares cannot be sold or transferred for a period of eighteen months from date of issuance.

In December 2010 our Board of Directors adopted the 2010 Stock Option Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors.  The total number of shares subject to the 2010 Plan is 15,000,000. The 2010 Plan is administered by our Board of Directors; pursuant to the 2010 Plan the Board granted 9,655,000 options to employees at an exercise price of $0.90 per share expiring three years from the date of the grant.

On December 9, 2010, the Company issued 723,684 shares of its common stock to Ted Cooper as a consideration for a mutual general release of claims.

Through and including                      , 2011 (the 25th day after the date of this prospectus), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Single Touch Systems Inc.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$613
Legal fees and expenses	$20,000
Accountants’ fees and expenses	$10,000
Miscellaneous fees	$1,338

Total	$32,000

Item 14.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to a director, officer, employee or agent if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of our certificate of incorporation, bylaws, agreements, vote of stockholders or disinterested directors or otherwise. The bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, as amended, provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. Notwithstanding this provision the DGCL does not permit us to eliminate personal liability for (i) breaches of their duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

We have directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, our directors or officers, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage to certain situations where we cannot directly provide indemnification under the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that, although the validity and scope of the governing statutes have not been tested in court in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

The securities that we issued or sold within the past three years and were not registered with the Securities and Exchange Commission are described below. The share numbers and exercise prices set forth below have been adjusted for our 2008 1:2.3 reverse stock split and 3:1 forward stock split/stock dividend and for Single Touch Interactive, Inc.’s 2008 premerger 1:2 reverse stock split.

1.  On each of January 29, 2008 and February 13, 2008, we sold 500,000 shares of common stock to an accredited investor for $10,000.

2.  From March 24, 2008 through June 30, 2008 we issued convertible promissory notes totaling $3,300,000 in principal amount to 23 accredited investors (including our then- director James Cassina and one of his affiliates) for an aggregate of $3,300,000. (See also Paragraph 22 below.)

3.  On July 24, 2008, we issued 42,967,554 shares of common stock to the shareholders of Single Touch Interactive, Inc. in exchange for all of the outstanding shares of Single Touch Interactive, Inc. In this transaction we also assumed obligations to issue up to 11,096,000 shares underlying warrants which had been issued by Single Touch Interactive, Inc. and up to 36,931,433 shares underlying convertible notes which had been issued by Single Touch Interactive, Inc.

Those figures include securities we issued in the merger exchange in respect of some Single Touch Interactive, Inc. securities which had been issued since November 1, 2007; specifically:

1.  On February 28, 2008, Single Touch Interactive, Inc. issued 2,500,000 shares of common stock to Anthony Macaluso in consideration for the cancellation of $375,000 of indebtedness, representing an effective conversion rate of $0.15 per share.

2.  On March 27, 2008, Single Touch Interactive, Inc. issued 1,000,000 shares of common stock valued at $1,400,000 to employees and consultants, including James Darcey, in consideration of services, representing an effective valuation rate of $1.40 per share.

3. In March and April 2008, Single Touch Interactive, Inc. issued 2,360,219 shares of common stock to 20 persons (including James Cassina) in consideration of cancellation of $3,395,584 of convertible debt (plus accrued interest), representing an effective conversion rate of $1.44 per share.

4.  On June 4, 2008, Single Touch Interactive, Inc. issued an additional 2,211,427 shares of common stock to the convertible noteholders described in sub-item 3 above.

5.  On June 23, 2008, Single Touch Interactive, Inc. issued, to 20 investors, warrants to purchase 2,322,000 shares of common stock at an exercise price of $0.88 per share.

6.  On June 23, 2008, Single Touch Interactive, Inc. issued, to Laurence Dunn (who later became a Company director) and to another consultant, warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.01 per share. Laurence Dunn has subsequently exercised, and received 1,000,000 shares of our common stock for, his 1,000,000 of these warrants.

7.  On July 24, 2008, Single Touch Interactive, Inc. issued three convertible promissory notes totaling $2,954,514 in principal amount (and maturing on July 15, 2010) to Anthony Macaluso and his affiliated companies in respect of prior loans, accrued interest and $893,750 of accrued compensation: a $2,319,512 note in favor of Anthony Macaluso, a $561,558 note in favor of Activate Sports, LLC, and a $73,445 note in favor of Activate, Inc. (See also paragraphs 18-21 below.)

8. On July 24, 2008, Single Touch Interactive, Inc. issued 1,500,000 shares of common stock to Anthony Macaluso as compensation for services, with a stated valuation of $1.40 per share.

4.  On July 24, 2008, by virtue of this same acquisition transaction, convertible promissory notes which we had issued from March 24, 2008 through June 30, 2008, totaling $3,300,000 in principal amount, were automatically converted into 2,640,000 shares of common stock, 2,640,000 Class A warrants and 2,640,000 Class B warrants.

5.  On July 30, 2008, we issued 8,675,000 stock options to 23 of our directors, employees and consultants (including 7,100,000 to our directors and executive officers), with an exercise price of $1.375 per share, pursuant to our 2008 Stock Option Plan.

6.  On September 16, 2008, Activate Sports, LLC (which is an affiliate of Anthony Macaluso) converted the principal balance of its $561,558 promissory note into 7,019,475 shares of our common stock, at the stated conversion price of $0.08 per share.

7.  On October 30, 2008, in connection with a Non-Exclusive Special Advisory Services Agreement, we issued to Peltz Capital Management, LLC warrants initially exercisable for the purchase of 5,952,362 shares of common stock at an exercise price of $2.10 per share. These warrants have a net-exercise provision and expire on October 30, 2013. The number of underlying shares and the exercise price of these warrants have subsequently been adjusted to 11,000,000 and $0.08, respectively.

8.  On June 2, 2009, we issued 3,666,667 shares of common stock and 1,833,334 common stock warrants (exercisable through June 8, 2011 at $2.30 per share) to StreamWorks Technologies, Inc. in exchange for a portfolio of 2 patents and 14 patent applications related primarily to the management, storage and routing of electronic media.

9.  On June 30, 2009, we issued 23,810 shares of common stock for $50,000 to one individual.

10.  On August 17, 2009, we issued a $500,000 convertible promissory note to Ted Cooper in exchange for $500,000 cash. On January 25, 2010, Ted Cooper converted the principal of and accrued interest on the note into 531,400 shares of common stock at the stated conversion price of $0.95 per share.

11.  On September 24, 2009, we issued to Mike Robert 625,000 shares of common stock for $500,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,250,000 shares at an exercise price of $1.50 that expire on September 23, 2011.

12.  On November 5, 2009, we issued to Mike Robert 1,500,000 shares of common stock for $450,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,500,000 shares at an exercise price of $1.50 per share that expire on November 4, 2011.

13.  From December 13, 2009 through January 7, 2010, we issued to Mike Robert 3,500,000 shares of common stock for $825,000 in cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 3,500,000 shares at an exercise price of $1.00 per share, half expiring on December 13, 2011 and half expiring on January 7, 2012.

14.  On January 1, 2010, in connection with the initiation of a placement agent/financial advisor engagement, we issued to Gar Wood Securities, LLC and its affiliates warrants to purchase 1,000,000 shares at an exercise price of $1.00 per share, expiring on December 31, 2012.

15.  On January 8, 2010, we issued to Zanett Opportunity Fund Ltd. and its affiliates 1,459,459 shares of common stock for $540,000 in cash. In connection with this private offering, we issued to Zanett Opportunity Fund Ltd. and its affiliates warrants to purchase 510,811 shares at an exercise price of $1.50 per share that expire on January 11, 2012.

16.  From January 10, 2010 to May 28, 2010, we issued to 38 investors 9,735,132 shares of common stock for $3,602,000 in cash. Also, in connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 100,273 common stock warrants at an exercise price of $1.00 per share, expiring on May  9, 2013 . Also, in connection therewith, the compensation we paid to our placement agent Financial West Investment Group, Inc. included issuing to it and its affiliates 55,541 common stock warrants at an exercise price of $1.00 per share, expiring on May 28, 2013.

17.  On March 12, 2010, we issued a $500,000 convertible note to Mike Robert for $500,000 cash. In connection with this private offering, we issued to Mike Robert warrants to purchase 1,000,000 shares at an exercise price of $0.75 per share, expiring on March 21, 2012. On August 11, 2010, Mike Robert converted the principal of and accrued interest on the note into 1,419,370 shares of common stock at the stated conversion price of $0.37 per share.

18.  On June 28, 2010, Anthony Macaluso converted $1,101,919 of the principal balance of a $2,319,512 promissory note (which Single Touch Interactive, Inc. had issued to him on July 24, 2008) into 13,773,992 shares of our common stock, at the stated conversion rate $0.08 per share.

19.  In connection with the conversion described in Paragraph 18, on June 28, 2010 Single Touch Interactive, Inc. issued a new $155,531 convertible promissory note to Anthony Macaluso in lieu of $123,581 of accrued compensation (net of payroll taxes) plus the $31,950 of accrued but unpaid interest on the $2,319,512 convertible promissory note. The new note was convertible into our common stock at $0.37 per share.

20.  On June 28, 2010, Activate, Inc. converted the principal balance of its $73,445 promissory note into 918,063 shares of our common stock, at the stated conversion rate of $0.08 per share.

21.  In connection with the conversion described in Paragraph 20, on June 28, 2010 Single Touch Interactive, Inc. issued a new $633,651 convertible promissory note to Activate, Inc. in lieu of $345,567 of principal and accrued interest on prior loan advances, $279,787 of principal and accrued interest on a purchased promissory note, and the $8,297 of accrued but unpaid interest on the converted $73,445 convertible promissory note. The new note was convertible into our common stock at $0.37 per share.

22.  On June 29, 2010, we issued 1,607,521 shares of common stock to four persons in exchange for cancellation of indebtedness (including accrued interest) of $596,345, representing an effective conversion rate of $0.37 per share. One of the persons was our then- director James Cassina, to whom we issued 606,768 shares in exchange for cancellation of indebtedness (including accrued interest) of $224,511.

23.  On July 7, 2010, Nicole Macaluso converted $1,217,592 of the principal balance of a promissory note (which we had issued to Anthony Macaluso on July 24, 2008) into 15,219,904 shares of our common stock, at the stated conversion rate $0.08 per share.

24.  On July 16, 2010, we issued 8,225,339 shares of common stock and 2,056,334 common stock warrants (exercisable for $1.00 per share cash and expiring on July 15, 2013), to 29 accredited investors for an aggregate of $6,169,005. Each detachable unit consisting of four shares and one warrant was sold for $3.00. In connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 169,528 common stock warrants (exercisable for $1.00 per share cash and expiring on July 22, 2013).

25.  On August 19, 2010, we issued Peltz Capital Management, LLC 22,500 shares of our common stock upon a net-exercise of 25,000 warrants.

26.  On September 7, 2010, we issued Peltz Capital Management, LLC 90,698 shares of our common stock upon a net-exercise of 100,000 warrants.

27.  On September 30, 2010, we issued 1,000,000 shares of common stock to Fort Ashford Funds, LLC in connection with a settlement agreement.

28.  On October 29, 2010, we issued Peltz Capital Management, LLC 91,753 shares of our common stock upon a net-exercise of 100,000 warrants.

29.  On November 9, 2010, we issued Peltz Capital Management, LLC 92,000 shares of our common stock upon a net-exercise of 100,000 warrants.

30. On December 1, 2010, we issued Peltz Capital Management, LLC 182,222 shares of our common stock upon a net-exercise of 200,000 warrants.

31.  On December 6, 2010, we issued 3,000,000 shares of our common stock to Anthony Macaluso. The shares cannot be resold or transferred before June 23, 2012.

32.  In December 2010 our Board of Directors adopted the 2010 Stock Plan (“2010 Plan”) to provide common stock option grants to selected employees, non-employee directors, consultants and advisors. The total number of shares subject to the 2010 Plan was 15,000,000 (and has been increased, on June 1, 2011, to 25,000,000). The 2010 Plan is administered by our Board of Directors; pursuant to the 2010 Plan the Board granted 9,655,000 options to employees, non-employee directors and consultants at an exercise price of $0.90 per share expiring three years from the date of the grant.

33.  On December 9, 2010, we issued 723,684 shares of our common stock to Ted Cooper as a consideration for a mutual general release of claims.

34.  On January 11, 2011, we issued Peltz Capital Management, LLC 180,000 shares of our common stock upon a net-exercise of 200,000 warrants.

35.  On February 17, 2011, we issued Peltz Capital Management, LLC 176,119 shares of our common stock upon a net-exercise of 200,000 warrants.

36.  On April 12, 2011, we issued Peltz Capital Management, LLC 222,222 shares of our common stock upon a net-exercise of 250,000 warrants.

37.  On May 16, 2011, the Board granted 4,500,000 options under the 2010 Plan to James Orsini.

38.  On June 1, 2011, the Board granted 5,250,000 options under the 2010 Plan to Anthony Macaluso.

39.  On June 28, 2011, the Board granted 750,000 options under the 2010 Plan to a service provider.

The offerings of the securities described in Paragraphs 1 through 39 above were exempt from registration under Section 3(a)(9) (in the case of conversions and net-exercises) or Section 4(2) of the Securities Act of 1933.

Item 16.  Exhibits and Financial Statement Schedules

(a)

2.1	Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (1)

2.2
Addendum dated May 29, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (2)

2.3
Second Addendum dated June 10, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (3)

2.4
Third Addendum dated June 27, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (4)

2.5
Fourth Addendum dated July 22, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (5)

2.6
Fifth Addendum dated July 24, 2008 to Agreement and Plan of Merger and Reorganization dated March 20, 2008 among Single Touch Systems Inc., Single Touch Acquisition Corp. and Single Touch Interactive, Inc. (6)

3.1	Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.). (7)

3.2	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.). (8)

3.3	Certificate of Amendment to Certificate of Incorporation of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.). (9)

3.4	Amended and Restated Bylaws of Hosting Site Network, Inc. (currently known as Single Touch Systems Inc.). (10)

5.1 **	Opinion of Stradling Yocca Carlson & Rauth.

10.1	Revenue Sharing and Software License Agreement between Single Touch Interactive, Inc. and Activate, Inc., dated 2004. (11)

10.2
Form of Single Touch Interactive, Inc. Warrant ($1.00 exercise price (post-adjustment), expires July 11, 2015). A total of 5,000,000 Warrants (post-adjustment) on this form were issued to two persons in 2005. (12)

10.2.1
Single Touch Interactive, Inc. Warrant, as amended and re-issued ($0.70 exercise price (post-adjustment), subject to Board resetting; expires July 11, 2015). 1,250,000 Warrants (post-adjustment) on this form were re-issued to Jordan Schur on June 12, 2007. (13)

10.3
Form of Single Touch Interactive, Inc. Warrant ($1.76 exercise price (post-adjustment), expires 5 years from issuance). A total of 774,000 Warrants (post-adjustment) were issued on this form to 20 persons in 2006 and 2007. (14)

10.4	Form of Single Touch Interactive, Inc. Warrant ($0.02 exercise price (post-adjustment), expires July 2012). A total of 2,000,000 Warrants (post-adjustment) were issued on this form to 2 persons in 2007. (15)

10.5
Form of Single Touch Interactive, Inc. Warrant ($0.01 exercise price (post-adjustment), expired June 22, 2011). A total of 1,000,000 Warrants (post-adjustment) were issued on this form to 2 persons in 2008. (16)

10.6	Services Agreement 20071210.103.C between Single Touch Interactive, Inc. and AT&T Services, Inc. dated April 11, 2008. (17)

10.6.1	Amendment 20071210.103.A.001 to the Services Agreement 20071210.103.C between Single Touch Interactive, Inc. and AT&T Services, Inc., dated March 20, 2009. (18)

10.6.2	Amendment 20071210.103.A.002 to Services Agreement 20071210.103.C between Single Touch Interactive, Inc. and AT&T Services, Inc., dated October 25, 2010. (19)

10.7	2008 Stock Option Plan for Single Touch Systems Inc. (formerly Hosting Site Network, Inc.). (20)

10.7.1	Form of Notice of Stock Option Grant/Stock Option Agreement under 2008 Stock Option Plan. (21)

10.8
Form of Single Touch Interactive, Inc. Warrant to Purchase Common Stock ($0.88 exercise price (post-adjustment), expired June 22, 2011). A total of 2,322,000 Warrants (post-adjustment) on this form were issued to 20 persons on June 23, 2008. (22)

10.9
Form of Class A Warrant for the Purchase of Shares of Common Stock ($1.60 exercise price, expires January 23, 2010). A total of 2,640,000 Warrants on this form were issued to 23 persons on July 24, 2008. We later extended the scheduled expiration date to July 23, 2011. (23)

10.10
Form of Class B Warrant for the Purchase of Shares of Common Stock ($2.05 exercise price, expires July 23, 2011). A total of 2,640,000 Warrants on this form were issued to 23 persons on July 24, 2008. (24)

10.11	Non-Exclusive Special Advisory Services Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. (25)

10.11.1	(Form of) Warrant issued by us in favor of Peltz Capital Management, LLC, dated October 30, 2008. (25)

10.11.2	(Form of) Registration Rights Agreement between Peltz Capital Management, LLC and us, dated October 30, 2008. (25)

10.11.3	Settlement and Release Agreement, among Peltz Capital Management, LLC, Anthony Macaluso and us, effective September 29, 2010. (26)

10.12	Intellectual Property Rights Purchase and Transfer Agreement, between StreamWorks Technologies, Inc. and us, dated June 2, 2009. (27)

10.12.1	Form of Non-Compete Agreement in favor of us. Charles Jennings and Floyd Bowen entered into agreements with us on this form on June 22, 2009. (28)

10.12.2	Form of Warrant ($2.30 exercise price, expired June 8, 2011). 1,833,334 Warrants on this form were issued to StreamWorks Technologies, Inc. on June 8, 2009. (29)

10.13	Convertible Promissory Note ($500,000) issued by us in favor of Ted Cooper, dated August 17, 2009. (30)

10.14	Common Stock Purchase Agreement, between Mike Robert and us, dated September 22, 2009. (31)

10.14.1	Form of Warrant ($1.50 exercise price, expires September 23, 2011). 1,250,000 Warrants on this form were issued to Mike Robert on September 23, 2009. (32)

10.15	Common Stock Purchase Agreement, between Mike Robert and us, dated November 4, 2009. (33)

10.15.1	Form of Warrant ($1.50 exercise price, expires November 4, 2011). 1,500,000 Warrants on this form were issued to Mike Robert on November 4, 2009. (34)

10.16	2009 Employee and Consultant Stock Plan. (35)

10.16.1	Form of stock grant acknowledgement letter under 2009 Employee and Consultant Stock Plan. (36)

10.17	Non-Exclusive Placement Agency Agreement with Financial West Investment Group, Inc., dated November 30, 2009. (37)

10.18	Common Stock Purchase Agreement, between Mike Robert and us, dated December 13, 2009. (38)

10.18.1	Form of Warrant ($1.00 exercise price, expires December 13, 2011). 1,750,000 Warrants on this form were issued to Mike Robert on December 13, 2009. (39)

10.19	Engagement letter agreement with Gar Wood Securities, LLC, dated January 1, 2010. (40)

10.19.1
Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires December 31, 2012). A total of 1,000,000 Warrants on this form were issued in favor of Gar Wood Securities, LLC and its affiliates on January 1, 2010. (41)

10.20	Common Stock Purchase Agreement, between Mike Robert and us, dated January 7, 2010. (42)

10.20.1	Form of Warrant ($1.00 exercise price, expires January 7, 2012). 1,750,000 Warrants on this form were issued to Mike Robert on January 7, 2010. (43)

10.21
Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with Zanett Opportunity Fund Ltd. and its affiliates, dated January 8, 2010, calling for the issuance of a total of 1,459,459 shares of common stock and 510,811 Warrants. (44)

10.21.1	Form of Warrant ($1.50 exercise price, expires January 11, 2012). A total of 510,811 Warrants on this form were issued to Zanett Opportunity Fund Ltd. and its affiliates on January 11, 2010. (45)

10.22
Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 38 persons between January and May 2010 calling for the issuance of 9,735,132 shares of common stock. (46)

10.22.1
Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires May 9, 2013 ). A total of 100,273 Warrants were issued to our placement agent Gar Wood Securities, LLC and its affiliates on this form on May 10, 2010. (47)

10.22.2
Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires 3 years from issuance). A total of 55,541 Warrants were issued to our placement agent Financial West Investment Group, Inc. and its affiliates on this form on May 28, 2010. (48)

10.23	Convertible Promissory Note ($500,000) issued by us in favor of Mike Robert, dated March 12, 2010. (49)

10.24	Warrant to purchase 1,000,000 shares ($0.75 exercise price, expires March 21, 2012), issued by us to Mike Robert, dated March 12, 2010. (50)

10.25	Confidential Patent Purchase Agreement among Microsoft Corporation, Microsoft Licensing, GP and Single Touch Interactive, Inc., dated March 15, 2010. (51)

10.26	Single Touch Interactive, Inc. Convertible Promissory Note for $151,367 in favor of Anthony Macaluso, dated June 28, 2010. (52)

10.27	Single Touch Interactive, Inc. Convertible Promissory Note for $632,035 in favor of Activate, Inc., dated June 28, 2010. (53)

10.28	Form of Settlement, Release and Discharge. We entered into respective agreements on this form with 4 persons on June 29, 2010 calling for the issuance of a total 1,607,521 shares of common stock. One of persons was James Cassina (606,768 shares). (54)

10.29	Form of Common Stock Purchase Agreement. We entered into respective agreements on this form with 29 persons in July 2010 calling for the issuance of units comprising a total of 8,225,339 shares of common stock and 2,056,334 Warrants. (55)

10.29.1	Form of Warrant to Purchase Common Stock ($1.00 exercise price, expires July 15, 2013). A total of 2,056,334 Warrants on this form were issued to 29 persons on July 16, 2010. Also, in connection therewith, the compensation we paid to our placement agent Gar Wood Securities, LLC included issuing to it and its affiliates 169,528 Warrants on this form (but with an issuance date of July 23, 2010 and an expiration date of July 22, 2013). (56)

10.30	Settlement Agreement and Mutual General Release, among Fort Ashford Funds, LLC, Frank Kavanaugh, Single Touch Interactive, Inc., Anthony Macaluso and us, dated September 30, 2010. (57)

10.31	Settlement Agreement and Mutual General Release, between Ted Cooper and us, dated December 14, 2010. (58)

10.32	2010 Stock Plan. (59)

10.32.1*	Certificate regarding amendment of 2010 Stock Plan.

10.32.2*	Form of Notice of Stock Option Grant/Stock Option Agreement under 2010 Stock Plan.

10.33	Employment letter agreement, between James Orsini and us, dated March 10, 2011. (60)

10.33.1*	Amendment of employment letter agreement, between James Orsini and us, dated May 16, 2011.

10.34*	Employment letter agreement, between Anthony Macaluso and us, dated June 3, 2011, as of June 1, 2011.

21	List of Subsidiaries. (61)

23.1 **	Consent of Weaver & Martin LLC, independent registered public accounting firm.

23.2 **	Consent of Stradling Yocca Carlson & Rauth (see Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereof).

*	Previously filed
**	Filed herewith
(1)	Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K, filed March 21, 2008.
(2)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 3, 2008.
(3)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 20, 2008.
(4)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed July 14, 2008.
(5)	Incorporated by reference to Exhibit 2.5 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(6)	Incorporated by reference to Exhibit 2.6 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(7)	Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2, filed November 8, 2001.
(8)	Incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 3 to the registrant’s Registration Statement on Form SB-2, filed April 11, 2002.
(9)	Incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(10)	Incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement on Form SB-2, filed February 8, 2002.
(11)	Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(12)	Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(13)	Incorporated by reference to Exhibit 10.2.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(14)	Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(15)	Incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(16)	Incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(17)	Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
(18)	Incorporated by reference to Exhibit 10.7 to the registrant’s Annual Report on Form 10-K, filed January 14, 2010.
(19)	Incorporated by reference to Exhibit 10.6.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(20)	Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(21)	Incorporated by reference to Exhibit 10.7.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(22)	Incorporated by reference to Exhibit 4.10 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(23)	Incorporated by reference to Exhibit 4.8 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(24)	Incorporated by reference to Exhibit 4.9 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.
(25)
Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed November 5, 2008. The form of Warrant is attached thereto as Exhibit A and the form of Registration Rights Agreement is attached thereto as Exhibit B. Both the warrant and the Registration Rights Agreement were executed on October 30, 2008.

(26)	Incorporated by reference to Exhibit 10.33 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.
(27)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed June 8, 2009.
(28)	Incorporated by reference to Exhibit 10.12.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(29)	Incorporated by reference to Exhibit 10.12.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.

(30)	Incorporated by reference to Exhibit 10.13 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(31)	Incorporated by reference to Exhibit 10.14 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(32)	Incorporated by reference to Exhibit 10.14.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(33)	Incorporated by reference to Exhibit 10.15 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(34)	Incorporated by reference to Exhibit 10.15.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(35)	Incorporated by reference to Exhibit 4 to the registrant’s Registration Statement on Form S-8 (SEC File No. 333-163557), filed December 8, 2009.
(36)	Incorporated by reference to Exhibit 10.16.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(37)	Incorporated by reference to Exhibit 10.17 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(38)	Incorporated by reference to Exhibit 10.18 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(39)	Incorporated by reference to Exhibit 10.18.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(40)	Incorporated by reference to Exhibit 10.19 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(41)	Incorporated by reference to Exhibit 10.19.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(42)	Incorporated by reference to Exhibit 10.20 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(43)	Incorporated by reference to Exhibit 10.20.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(44)	Incorporated by reference to Exhibit 10.21 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(45)	Incorporated by reference to Exhibit 10.21.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(46)	Incorporated by reference to Exhibit 10.22 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(47)	Incorporated by reference to Exhibit 10.22.1 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(48)	Incorporated by reference to Exhibit 10.22.2 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(49)	Incorporated by reference to Exhibit 10.23 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(50)	Incorporated by reference to Exhibit 10.24 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(51)	Incorporated by reference to Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q, filed May 14, 2010.
(52)	Incorporated by reference to Exhibit 10.26 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(53)	Incorporated by reference to Exhibit 10.27 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(54)	Incorporated by reference to Exhibit 10.28 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(55)	Incorporated by reference to Exhibit 10.29 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(56)	Incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed July 21, 2010.
(57)	Incorporated by reference to Exhibit 10.30 to the registrant’s Registration Statement on Form S-1, filed November 12, 2010.
(58)	Incorporated by reference to Exhibit 10.31 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.
(59)	Incorporated by reference to Exhibit 10.32 to the registrant’s Annual Report on Form 10-K, filed December 29, 2010.
(60)	Incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q, filed May 16, 2011.
(61)	Incorporated by reference to Exhibit 21 to the registrant’s Current Report on Form 8-K, filed July 31, 2008.

(b)	Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(ii)  each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale before such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such date of first use.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on July 7 , 2011.

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned directors of Single Touch Systems Inc. (the “Registrant”), hereby severally constitute and appoint Anthony Macaluso and James Orsini, or either of them, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of the Registrant’s equity securities, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Date: July 7 , 2011	By:	/s/ Anthony Macaluso *
Anthony Macaluso, Chairman and Director

Date: July 7 , 2011	By:	/s/ James Orsini
James Orsini, Director, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

Date: July 7 , 2011	By:	/s/ Richard Siber *
Richard Siber, Director

* By James Orsini, as the indicated person’s attorney-in-fact.